UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SUPERIOR ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
DIRECTOR COMPENSATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
STOCK OWNERSHIP OF MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE OFFICER COMPENSATION
CERTAIN TRANSACTIONS
AUDIT COMMITTEE REPORT
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC. 2009 STOCK INCENTIVE PLAN
2010 STOCKHOLDER NOMINATIONS AND PROPOSALS

SUPERIOR ENERGY SERVICES, INC.
601 Poydras Street, Suite 2400
New Orleans, LA 70130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

Superior’s annual stockholders’ meeting will be held at 9:00 a.m. on Friday, May 22, 2009, at the InterContinental New Orleans, Cabildo Room, 444 St. Charles Ave., New Orleans, LA 70130. At the meeting, stockholders will be asked to:

1.	elect directors;

2.	ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009;

3.	approve the 2009 Stock Incentive Plan; and

4.	consider any other business that may properly come before the meeting.

Only holders of record of our common stock as of the close of business on March 31, 2009 are entitled to receive notice of, attend and vote at the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy or voting instruction card and return it promptly in the enclosed envelope, or vote by one of the other methods specified in this proxy statement. If you attend the annual meeting, you may vote your shares in person, even if you have sent in your proxy.

By Order of the Board of Directors,

Greg Rosenstein
Secretary

New Orleans, Louisiana
April 15, 2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2009.

This proxy statement and the 2008 annual report
are available at http://materials.proxyvote.com/868157

SUPERIOR ENERGY SERVICES, INC.
601 Poydras Street, Suite 2400
New Orleans, LA 70130

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being mailed to our stockholders on or about April 15, 2009.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why am I receiving this proxy statement?

A:	Our Board of Directors is soliciting your proxy to vote at the annual meeting because you owned shares of our common stock at the close of business on March 31, 2009, the record date for the meeting, and are entitled to vote at the meeting. The proxy statement, along with a proxy card or a voting instruction card, is being mailed to stockholders beginning April 15, 2009. This proxy statement summarizes the information you need to know to vote at the annual meeting. You do not need to attend the annual meeting to vote your shares.

Q:	What will I be voting on?

A:	At the annual meeting, our stockholders will be asked to elect our directors, ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009, approve our proposed 2009 Stock Incentive Plan and consider any other matter that properly comes before the meeting.

Q:	When and where will the meeting be held?

A:	The meeting will be held at 9:00 a.m. on Friday, May 22, 2009, at the InterContinental New Orleans, Cabildo Room, 444 St. Charles Ave., New Orleans, LA 70130.

Q:	Who is soliciting my proxy?

A:	Our Board of Directors is soliciting your vote for our 2009 annual meeting of stockholders. By completing and returning the proxy or voting instruction card, you are authorizing the proxy holder to vote your shares at our annual meeting as you have instructed him on the card.

Q:	How many votes do I have?

A:	You have one vote for every share of our common stock that you owned on the record date.

Q:	How many votes can be cast by all stockholders?

A:	As of the record date, we had 78,054,770 shares of common stock outstanding.

Q:	How many shares must be present to hold the meeting?

A:	Our By-laws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at a meeting of our stockholders. As of the record date, 39,027,386 shares constitute a majority of our outstanding stock entitled to vote at the meeting. Shares that are voted, broker non-votes and shares for which voting authority is withheld are treated as being present at the annual meeting for purposes of determining whether a quorum is present.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The proxy materials have been directly sent to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or nominee. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or Internet.

Q:	Can my shares be voted if I don’t return the proxy card and do not attend the meeting in person?

A:	If you hold shares in street name and you do not provide voting instructions to your broker, bank or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Under New York Stock Exchange rules, brokers generally have discretionary authority to vote without instructions from beneficial owners on the election of directors and the ratification of the appointment of our independent registered public accounting firm. Brokers do not have discretionary authority to vote without instructions from beneficial owners on the implementation of any equity compensation plan.

Q:	What vote is required to approve each item?

A:	In the election of directors, the six persons receiving the highest number of affirmative votes will be elected. The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm and the proposal to approve the 2009 Stock Incentive Plan require the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote on each proposal.

Withheld votes and broker non-votes will have no effect on the voting calculations for the election of directors. Broker non-votes will have no effect on the voting calculations for the ratification of the appointment of our independent registered public accounting firm. Broker non-votes will have no effect on the voting calculations for the approval of the 2009 Stock Incentive Plan, assuming a majority of the outstanding shares of common stock entitled to vote are voted on the proposal. Abstentions will count as a vote against the ratification of the appointment of our independent registered public accounting firm and the approval of our 2009 Stock Incentive Plan.

Q:	How do I vote?

A:	You may vote using any of the following methods:

• Proxy card or voting instruction card: Be sure to complete, sign and date the card and return it in the prepaid envelope.

• By telephone or Internet:  The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.

• In person at the annual meeting:  All stockholders may vote in person at the annual meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the annual meeting.

Q:	Can I change my vote?

A:	Yes. Your proxy can be revoked or changed at any time before it is voted by notice in writing to our Secretary, by our timely receipt of another proxy with a later date or by voting in person at the meeting.

Q:	What if I don’t vote for a proposal?

A:	If you properly execute and return a proxy or voting instruction card, your stock will be voted as you specify. If you are a stockholder of record and make no specifications on your proxy card, your shares will be voted (i) FOR the director nominees, (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2009 and (iii) FOR the approval of the 2009 Stock Incentive Plan.

Brokers holding shares of record for customers generally are only entitled to vote with respect to “discretionary” items unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers for items that are not “discretionary” items, they notify us on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called “broker non-votes.” Broker non-votes will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of items that are not “discretionary.” Broker non-votes will have no effect on the voting calculations for the election of directors, the ratification of the appointment of our independent registered public accounting firm or the approval of the 2009 Stock Incentive Plan, assuming a majority of the outstanding shares of common stock entitled to vote are voted on the proposal.

Q:	Who pays for soliciting proxies?

A:	We are paying for all costs of soliciting proxies. In addition to solicitations by mail, we have retained Georgeson Stockholder Communications, Inc. to aid in the solicitation of proxies at an estimated fee of $8,000. Our officers and employees may request the return of proxies by personal conversation or by telephone or telecopy. We are also requesting that banks, brokerage houses and other nominees or fiduciaries forward the soliciting material to their principals and that they obtain authorization for the execution of proxies. We will reimburse them for their expenses.

Q:	Could other matters be decided at the meeting?

A:	The Board does not expect to bring any other matter before the annual meeting, and it is not aware of any other matter that may be considered at the meeting. In addition, pursuant to our By-laws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holder will vote the proxies in his discretion.

Q:	What happens if the meeting is postponed or adjourned?

A:	Your proxy will still be good and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

ELECTION OF DIRECTORS

The size of the Board is currently fixed at six directors. The Board nominated the following six persons for election as a director at the annual meeting. Proxies cannot be voted for a greater number of persons. Unless you specify otherwise in your proxy card, your shares will be voted by the proxy holder FOR the election of each of the six nominees named below to serve until the next annual meeting and until their successors are duly elected and qualified. If any nominee should decline or be unable to serve for any reason, votes will be cast for a substitute nominee designated by the Board. The nominees have advised us that they will serve on the Board if elected.

Information About Directors

The Nominating and Corporate Governance Committee recommends, and the Board nominates, the following six individuals for election as directors at the annual meeting:

Harold J. Bouillion, 65, has served as a Director since November 2006. Mr. Bouillion is currently the Managing Director of Bouillion & Associates, LLC, which provides tax and financial planning services, a position he has held since 2002. From 1966 until 2002, Mr. Bouillion was with KPMG LLP where he served as Managing Partner of the New Orleans office from 1991 through 2002.

Enoch L. Dawkins, 71, has served as a Director since August 2003. He has approximately 50 years of experience in the energy industry. From 1991 until his retirement in March 2003, Mr. Dawkins served as president of Murphy Exploration and Production Company, a subsidiary of Murphy Oil. His career included numerous management positions domestically and internationally with Ocean Drilling and Exploration, a company he joined in 1964, including serving as President from 1989 until its acquisition by Murphy Oil Company in 1991.

James M. Funk, 59, has served as a director since May 2005. Mr. Funk is presently an independent consultant and producer with over 30 years of experience in the energy industry. Mr. Funk served as Senior Vice President of Equitable Resources (now EQT) and President of Equitable Production Co. from June 2000 until December of 2003. Previously, Mr. Funk worked for 23 years at Shell Oil Company in senior management and technical positions. Mr. Funk has previously served on the boards of Westport Resources (April 2000 to June 2004) and Matador Resources Company (January 2003 to December 2008). Mr. Funk currently serves as a Director of Range Resources Corporation. Mr. Funk holds a PhD in Geology and is a certified petroleum geologist.

Terence E. Hall, 63, has served as the Chairman of the Board, Chief Executive Officer and a Director since December 1995. From December 1995 until November 2004, he also served as our President. Since 1989, he has also served as President and Chief Executive Officer of our wholly-owned subsidiaries Superior Energy Services, L.L.C. and Connection Technology, L.L.C., and their predecessors. Mr. Hall also serves as a director of Whitney Holding Corp.

Ernest E. “Wyn” Howard, III, 66, has served as a Director since January 2005. Mr. Howard retired as a director of Stratus Properties, Inc. in 1996, where he previously served as President and Chief Executive Officer. He also previously served as Chief Financial Officer, Executive Vice President and a director of Freeport-McMoRan Copper & Gold Inc. In the 1970s and 1980s, Mr. Howard served in a variety of executive capacities with Freeport-McMoRan, Inc. and its predecessor company, McMoRan Oil & Gas Co.

Justin L. Sullivan, 69, has served as a Director since December 1995. Mr. Sullivan has been a private investor and has served as a business consultant since May 1993. Prior to May 1993, he held senior operating and financial management positions with various companies in the forest products industry. Mr. Sullivan also has been an accounting faculty member of the University of New Orleans and Tulane University. Mr. Sullivan holds an MBA (accounting option) from Tulane University and is a certified public accountant.

CORPORATE GOVERNANCE

The Board is responsible for our management and direction and for establishing broad corporate policies. The Board and various committees of the Board regularly meet to review and discuss operating, compensatory and financial reports presented by management, as well as reports by experts and other advisors. In recent years, the Board has actively focused on succession planning and management development activities, seeking input from members of the board and senior management to find candidates for potential successors to the CEO and other senior executives. The Board considers our Company’s organizational needs, competitive challenges, the potential of senior leadership, future development and possible emergency situations. With these considerations in mind, the Board routinely discusses the experience, skills, areas of expertise, accomplishments and goals of potential talent from which the Board would be able to select successors to the CEO and other senior executives. The full board has the primary responsibility to develop succession plans for the CEO position.

Meetings of the Board; Meeting Attendance

There were 13 Board meetings in 2008. Each director attended at least 75% of the meetings of the Board and the committees of which he was a member. The Board of Directors has determined that the following directors are “independent” within the meaning of the New York Stock Exchange (NYSE) listing standards currently in effect: Ernest E. Howard, III, Justin L. Sullivan, James M. Funk and Harold J. Bouillion. Under NYSE listing standards, the Board is not able to consider our fifth non-management director, Enoch L. Dawkins, “independent” because one of his sons-in-law is a consulting principal with KPMG LLP, our independent registered public accounting firm.

The Board has adopted a policy that recommends that all directors personally attend each stockholders meeting. At the last annual meeting of stockholders held on May 21, 2008, all of our directors were in attendance.

Board Committees

Our Board has, as standing committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has affirmatively determined that each member of each of our standing committees has no material relationship with the Company and is also “independent” within the meaning of NYSE listing standards. Members of the individual committees are named below:

Nominating and
Audit	Compensation	Corporate Governance

J.L. Sullivan*	H.J. Bouillion*	E.E. Howard III*
E.E. Howard III	J.L. Sullivan	J.M. Funk
H.J. Bouillion	J.M. Funk	J.L. Sullivan

*	Chairman of the committee

Each of the Board’s standing committees (Audit, Compensation and Nominating and Corporate Governance Committees) has adopted a written charter that has been approved by the Board. Copies of these charters, as well as copies of our Corporate Governance Principles and our Code of Business Ethics and Conduct, are available on the investor relations page of our website at www.superiorenergy.com and are available in print upon request to our Secretary, Superior Energy Services, Inc. 601 Poydras Street, Suite 2400, New Orleans, LA 70130.

Audit Committee

The Audit Committee is primarily responsible for assisting the Board in fulfilling its fiduciary duties to our stockholders with respect to financial matters. The Audit Committee is also primarily responsible for evaluating and selecting our independent auditors, approving the nature and scope of services performed by the independent auditors and reviewing the range of fees for such services, conferring with the independent auditors and reviewing the results of their audits, overseeing our annual evaluation of the effectiveness of internal control over financial reporting and our internal audit function. The Audit Committee met five times during 2008. The Board has determined that each of Justin L. Sullivan, Ernest E. Howard, III and Harold J. Bouillion qualify as an “audit committee financial expert,” as such term is defined by the rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee determines the nature and amount of compensation of all of our executive officers, including our chief executive officer, determines the amount of equity awards granted to employees, provides guidance and makes recommendations to management regarding employee benefit programs and administers our long-term incentive plans. The Compensation Committee met eight times during 2008.

Our chief executive officer makes recommendations to the Compensation Committee for salary, bonus, and long-term incentive awards for all executive officers except himself. He develops these recommendations based on competitive market information, the Company’s compensation strategy, his assessment of the individual’s performance and tenure of the executives. The Compensation Committee discusses the recommendations with the chief executive officer, then either approves or modifies the recommendations as it determines is appropriate. Regarding the chief executive officer’s compensation, the Compensation Committee reviews the competitive market information and determines changes to pay and incentive awards based on the compensation strategy and their assessment of his performance.

Since May 2007, the Compensation Committee has engaged Pearl Meyer & Partners (“PM&P”), an independent compensation consultant, to advise the committee on matters relating to executive compensation and assist it in maintaining and administering our executive compensation programs. The Compensation Committee annually requests PM&P to conduct an executive compensation review to benchmark the Company’s senior executive compensation relative to an industry peer group selected by the Compensation Committee with input from the compensation consultant and management and published market survey data. The 2008 review and the related market information are discussed in more detail under “Executive Compensation — Compensation Discussion and Analysis — Role of Compensation Consultant and Use of Benchmarking Data.”

The terms of our stock incentive plans permit the Compensation Committee to delegate to appropriate personnel its authority to make awards to employees other than those subject to Section 16 of the Securities Exchange Act of 1934; however, the committee has not delegated this authority to any individual.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in identifying qualified individuals to become directors, determining the composition of the Board and Board committees, monitoring the process to assess Board effectiveness and developing and implementing our Corporate Governance Principles. The Nominating and Corporate Governance Committee also reviews the compensation of our non-management directors. The Nominating and Corporate Governance Committee met three times during 2008.

Nominee Qualifications

When seeking candidates for director, the Nominating and Corporate Governance Committee identifies potential nominees for director through business and other contacts, other than potential nominees who are current directors standing for re-election. The committee will also consider director nominees recommended by stockholders in accordance with the procedures described in our By-laws. We did not pay any fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees for director at the 2009 annual meeting of stockholders. However, the committee may in the future choose to retain a professional search firm to identify potential nominees for director.

Stockholders who would like to propose a director nominee may do so by sending written notice containing the information required by our By-laws by mail, c/o Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130. For the 2009 annual meeting, we did not receive timely notice of director nominations from any stockholder. Stockholder recommendations for the 2010 annual meeting will be considered for inclusion in our proxy materials only if received no later than the 120th calendar day before the first anniversary of the date our proxy statement was released to stockholders in connection with this year’s annual meeting (no later than December 16, 2009) with respect to recommendations for nominees to be considered at the 2010 annual meeting of stockholders.

The Nominating and Corporate Governance Committee believes that nominees to our Board of Directors must meet the following minimum qualifications: the nominee must have achieved significant success in the energy industry or have extensive financial expertise, particularly in the energy industry; must be committed to representing the long-term interests of our stockholders; and must have high ethical and moral standards and integrity. The committee evaluates a potential nominee by considering whether the potential nominee meets the minimum qualifications described above, as well as by considering the following factors:

•	whether the potential nominee has experience and expertise that is relevant to our business, including any specialized business experience, technical expertise, or other specialized skills, and whether the potential nominee has knowledge regarding issues affecting us;

•	whether the potential nominee is independent, whether he or she is free of any conflict of interest or the appearance of any conflict of interest with our best interests and the best interests of our stockholders, and whether he or she is willing and able to represent the interests of all of our stockholders; and

•	whether there are factors that could affect the ability or willingness of the potential nominee to devote sufficient time to Board activities and to enhance his or her understanding of our business.

In addition, with respect to an incumbent director whom the Nominating and Corporate Governance Committee is considering as a potential nominee for re-election, the committee reviews and considers the incumbent director’s service to us during his or her term, including the number of meetings attended, level of participation, and overall contribution to the Board. Each of the nominees for director at the 2009 annual meeting of stockholders is a current director standing for re-election. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director suggested by stockholders using the process set forth in our By-laws.

Executive Sessions; Lead Director

The Board has adopted a policy providing that the non-management directors meet regularly in executive session. The policy also provides that the Board elect a lead director each year. The lead director’s responsibilities include presiding over the executive sessions of the non-management directors and at other meetings of the Board in the absence of the Chairman. He communicates any issues discussed by the non-management directors back to the Chairman, confers with the Chairman at intervals between Board meetings, and assists in planning for Board and committee meetings. In addition, he acts as a liaison between the Board and the Chairman to ensure close communication and coordination between them and to promote a harmonious and effective relationship. The Board elected Mr. Dawkins to serve as lead director of the Board until the 2009 annual meeting of stockholders.

Stock Ownership Guidelines

On March 2, 2007, the Board of Directors approved stock ownership guidelines applicable to our non-management directors. Under the guidelines, each non-management director is required to own shares of stock equal in value to five times the annual retainer paid to the non-management directors. The non-management directors will have five years to comply with the guidelines, and the restricted stock units held by these directors (which are described below) will be counted towards their ownership requirements. See “Stock Ownership of Management” for the number of shares of our common stock beneficially owned by our non-management directors as of March 31, 2009.

Communications with the Board

Stockholders and other interested parties may communicate directly with one or more members of our Board, or the non-management directors as a group, by sending a letter by mail addressed to Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130. The secretary will forward the communication directly to the appropriate director or directors.

Compensation Committee Interlocks and Insider Participation

During 2008, the Compensation Committee was composed entirely of non-management directors and none of our executive officers served as a director or member of the compensation committee of another entity whose executive officers served on the Board.

DIRECTOR COMPENSATION

Our non-management directors receive an annual retainer of $40,000 a year. The chairman of the Audit Committee receives an additional retainer of $20,000 a year; the chairman of the Compensation Committee receives an additional retainer of $15,000 a year; the chairman of the Nominating and Corporate Governance Committee receives an additional retainer of $10,000 a year; and our lead director receives an additional retainer of $25,000 a year. These amounts are paid in equal monthly installments. Non-management directors also receive a $1,500 fee for each Board and committee meeting attended. In addition, at the Board’s request, each of Messrs. Funk and Dawkins is a member of the management committee of an equity method investment of the Company. In connection with their service on the management committee, each receives an additional $20,000 annual retainer and $1,500 for each management committee meeting attended.

In order to closely align the non-management directors’ compensation with the financial interests of our stockholders, a significant portion of their compensation is paid in equity in accordance with the terms of our Amended and Restated 2004 Directors Restricted Stock Units Plan (the “Directors Plan”). Under the terms of the Directors Plan, on the day following each annual meeting of stockholders, each non-management director is automatically granted a number of restricted stock units (“RSUs”) having an aggregate value equal to a specified dollar amount set by the Board of Directors (the “RSU Compensation Amount”), which was $140,000 for 2008. The exact number of units granted is determined by dividing the RSU Compensation Amount by the closing price of our common stock on the day of the annual meeting. An RSU represents the right to automatically receive from us, within 30 days of the date the participant ceases to serve on the Board, one share of our common stock. In addition, upon any person’s initial election or appointment as an eligible director, otherwise than at an annual meeting of stockholders, such person will receive a pro rata number of RSUs based on the number of full calendar months between the date of grant and the first anniversary of the previous annual meeting. The Board has set the RSU Compensation Amount for 2009 at $140,000.

The table below summarizes the compensation of our non-management directors for the fiscal year ended December 31, 2008. Mr. Hall does not receive any special compensation for his service as a director. His compensation as an executive is reflected in the “Summary Compensation Table” herein. All non-management directors are reimbursed for reasonable expenses incurred in attending Board and committee meetings.

2008 Director Compensation

	Fees Earned or
	Paid in Cash	Stock Awards
Name	(1)	(2)(3)	Total

Mr. Bouillion	$86,562	$140,000	$226,562
Mr. Dawkins	$111,583	$140,000	$251,583
Mr. Funk	$150,333	$140,000	$290,333
Mr. Howard	$81,500	$140,000	$221,500
Mr. Pattarozzi(4)	$71,298	$140,000	$211,298
Mr. Sullivan	$102,000	$140,000	$242,000

(1)	Amounts shown reflect fees earned by the directors during 2008.

(2)	The amounts included represent the compensation cost we recognized in 2008 related to the outstanding restricted stock unit awards, as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 3 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. On May 21, 2008 each non-employee director received an award of 2,643 restricted stock units with a grant date fair value of $140,000 as determined under FAS No. 123(R).

(3)	As of December 31, 2008, the non-management directors had the following stock and option awards outstanding:

	Restricted
Director	Stock Units	Options

Mr. Bouillion	7,469	—
Mr. Dawkins	14,559	20,000
Mr. Funk	11,298	—
Mr. Howard	11,783	—
Mr. Pattarozzi	—	30,000
Mr. Sullivan	14,559	20,000

(4)	Effective October 9, 2008, Mr. Pattarozzi resigned from the Board. Mr. Pattarozzi’s stock options expire October 8, 2009.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table shows the number of shares of our common stock beneficially owned as of December 31, 2008 by persons known by us to beneficially own more than 5% of the outstanding shares of our common stock. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

FMR LLC	6,721,474 (1)	8.7%
82 Devonshire Street Boston, MA 02109

Barclays Global Investors, NA	7,690,932 (2)	9.9%
400 Howard Street San Francisco, CA 94105

(1)	In Amendment No. 4 to the Schedule 13G filed by FMR LLC with the SEC on February 17, 2009, FMR LLC reported that it has sole power to vote or direct the vote of 911,275 shares of common stock, and sole power to dispose or direct the disposition of 6,721,474 shares of common stock.

(2)	In the Schedule 13G filed by Barclays Global Investors, NA and Affiliates (“Barclays”) with the SEC on February 5, 2009, Barclays reported that it held the shares in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays reported that it has sole power to vote or direct the vote of 6,283,585 shares of common stock and sole power to dispose or direct the disposition of 7,690,932 shares of common stock.

STOCK OWNERSHIP OF MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of March 31, 2009 by (i) our directors, (ii) our chief executive officer, chief financial officer and three other most highly-compensated executive officers, and (iii) all of our directors and executive officers as a group. The information in the table is based on our review of filings with the Securities and Exchange Commission. Each person listed below has sole voting and investment power with respect to the shares beneficially owned unless otherwise stated.

	Amount and
	Nature of
	Beneficial		Percent
Name of Beneficial Owner	Ownership(1)		of Class

A. Patrick Bernard	154,950		*
Kenneth L. Blanchard	351,890	(2)	*
Harold J. Bouillion	14,469	(3)	*
Enoch L. Dawkins	34,559	(3)	*
James M. Funk	13,298	(3)(4)	*
Terence E. Hall	1,063,640		1.3%
Ernest E. Howard	16,783	(3)	*
Justin L. Sullivan	64,559	(3)	*
Robert S. Taylor	353,302		*
Danny R. Young	176,142		*
All directors and executive officers as a group (16 persons)	2,694,803		3.4%

*	Less than 1%.

(1)	Includes shares of common stock purchased by participants in our Employee Stock Purchase Plan through March 2009, and the number of shares subject to options that are exercisable by May 31, 2009, as follows: Mr. Bernard (117,739); Mr. Blanchard (230,706); Mr. Dawkins (20,000); Mr. Hall (895,471); Mr. Sullivan (20,000); Mr. Young (147,407) Mr. Taylor (304,029); and all other executive officers as a group (299,949).

(2)	Includes 15,794 shares held by Mr. Blanchard’s spouse, of which Mr. Blanchard is deemed to be the beneficial owner.

(3)	Includes the number of shares the director has the right to receive through the grant of restricted stock units, as follows: Mr. Bouillion (7,469), Mr. Dawkins (14,559), Mr. Funk (11,298), Mr. Howard (11,783), and Mr. Sullivan (14,559). Each restricted stock unit vests immediately upon grant, but the shares of common stock payable upon vesting will not be delivered to the director until he ceases to serve on our Board of Directors.

(4)	Includes 2,000 shares held jointly with Mr. Funk’s spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership of our equity securities. Based solely upon our review of the Forms 3, 4 and 5 filed during 2008, and written representations from certain reporting persons that no Forms 5 were required, we reasonably believe, with the exception noted below, that all required reports were timely filed. A Form 4 for Charles M. Hardy to report his purchase of 1,800 shares of common stock on September 5, 2008 was inadvertently filed two days late on September 11, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis is designed to provide stockholders with an understanding of our compensation philosophy and objectives as well as the analysis that we performed in setting executive compensation. It discusses the Compensation Committee’s determination of how and why, in addition to what, compensation actions were taken for the executive officers who are identified in the Summary Compensation Table below (the “named executive officers”).

The Compensation Committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage among pay, Company performance, and results for stockholders. The committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain executives with the skills, educational background, experience and personal qualities needed to successfully manage our business.

Our executive compensation program is intended to provide incentives for executives to:

•	Remain with the Company over the long-term, especially through the industry cycles

•	Outperform our peers, in terms of both short and long-term performance

•	Deliver performance that consistently meets or exceeds expectations

•	Establish a reputation as an industry leader in safety performance

To achieve these objectives, the Company uses several different compensation elements that are geared to both the short-and long-term performance of the Company. The following principles influence the design and administration of the Company’s executive compensation program:

•	Compensation should be directly related to performance

We believe that executive compensation should be highly influenced by and correlated to the Company’s overall performance and stockholder return. In addition, the performance of the executive and the teamwork exhibited by the executive must be considered. We work to design plans that pay out based on the achievement of specific performance targets, realizing that the goal-setting process and the administration of incentive compensation plans in our industry are less than perfect primarily due to its historical volatility and cyclicality as a result of commodity pricing. We also believe that incentive compensation should make up the largest part of an executive’s compensation package, and the incentive portion should increase when performance warrants, and decrease when it does not. Our total compensation program for executives includes short- and long-term incentives, which are both directly linked to company performance through the performance criteria in the program.

•	Compensation levels should be competitive

We are committed to providing a competitive compensation program for our executives, as well as all of our employees. It is critical in the energy industry to provide competitive pay, without which it is very difficult to attract and retain the caliber of talent required to be successful in our industry. The Compensation Committee has approved, with input from management and the Committee’s compensation consultant, our pay strategy relative to the market. We have established a process for evaluating the competitiveness of all elements of direct compensation, including base pay, and short- and long-term incentives.

•	The majority of executive compensation should be at risk

For the executive team, the majority of the compensation program is at risk through short-term and long-term incentives. We consider incentives to be at risk if the compensation opportunity at the start of the performance cycle can vary depending upon the Company’s performance. Our executives receive payments under our annual cash bonus program only when the Company meets or exceeds annual goals established and approved by the Committee. Our long-term awards, which are split between time- and performance-based incentives, are also at-risk compensation. The ultimate value of the performance-based, long-term incentives is based upon the extent to which the Company outperforms its industry peers over a three-year period, and the ultimate value of the time-vested awards is determined by the Company’s stock price at vesting. We believe that having a compensation program for executives that emphasizes pay at risk strengthens the alignment between pay and stockholder interests. See “Components of Executive Compensation — Long Term Incentives” herein for more information.

•	Incentive compensation should balance short and long-term performance

In designing our incentive compensation programs, we have attempted to strike a meaningful balance between short-term motivation and long-term value. For example, we utilize an annual incentive compensation program that rewards executives for the achievement of annual goals geared to the profitability and safety performance of the Company. However, so as not to overemphasize the short-term at the expense of the long-term, we provide long-term incentive opportunities which have significantly more potential reward value to the executive if goals are met and share price grows. As part of our annual evaluation of the compensation program, we consider whether the program is balanced in terms of base pay and incentives, both short- and long term.

•	Compensation programs should provide an element of retention and motivate executives to stay with the Company long-term

A primary focus of our compensation program is to motivate executives to stay with the Company and create long-term stability for the Company. We believe one of the keys to retaining key employees is to provide a competitive total compensation opportunity. To reinforce this objective, we have included design elements in the program that provide strong retention incentives. Executives forfeit their opportunity to earn a payout from the performance-based long-term incentives (PSUs) if they voluntarily leave the Company before the three-year performance cycle is complete, except in the case of retirement. Also, the use of time-vested restricted stock and stock options provide a strong incentive for employees to stay with the Company.

•	Compensation programs should encourage executives to own Company stock

We have taken several steps to encourage our executives to be owners of Company stock and thereby have a strong alignment with stockholder interests. First, we grant shares of time-vested restricted stock as one of our long-term incentives. Second, if payout occurs with our performance-based long-term incentives (PSUs), the value of the payment to the executive can be made with up to 50% stock at the discretion of the Committee. Finally, our stock ownership guidelines require our executive officers to own shares of Company stock equivalent to a stated multiple of the executive’s base salary. The multiple varies depending on the executive’s job title. See “Executive Compensation Policies and Procedures — Stock Ownership Guidelines” herein for more information.

Role of Management in Setting Compensation

Our chief executive officer is involved in recommending the compensation of our executive officers, other than himself. Each year, the CEO makes recommendations to the Committee regarding salary adjustments, discretionary bonus awards under the annual incentive program and long-term incentive grants to our other executive officers. In formulating his recommendations, the CEO considers various factors, including his subjective analysis of the individual’s performance and contributions, the performance of his business unit (if applicable to the particular officer), experience level, tenure in position, the average base pay level for similar positions, and the Company’s performance. Although the Committee considers the CEO’s recommendations, the Committee makes all final determinations regarding executive compensation.

Role of Compensation Consultant

Since May 2007, the Committee has engaged Pearl Meyer & Partners (“PM&P”) as its independent executive compensation consultant to advise the Committee on matters relating to executive compensation and assist it in developing and implementing our executive compensation programs. The Committee also discussed this Compensation Discussion and Analysis with PM&P. During 2008, PM&P did not provide any non-executive consultation services to management, and will not provide such services going forward unless approved in advance by the Committee. During 2008, the Committee also engaged the services of Mercer, Inc. to provide specific information and advice in connection with the Board’s adoption of a supplemental executive retirement plan for our executive officers due to Mercer’s specialized expertise in the field of supplemental retirement benefits. Mercer provided information and advice on the prevalence of these programs among our peers and alternative methods of structuring the program. Further, the Committee had proposed an additional retirement benefit for Mr. Hall, and Mercer provided data to assist the Committee in evaluating the market with respect to this additional retirement benefit. The Board, at the Committee’s recommendation, adopted the supplemental executive retirement plan, including an additional retirement benefit for Mr. Hall, in December 2008, which is discussed in more detail herein under “Components of Executive Compensation — Post-Employment Compensation.”

Annual Benchmarking Process, Peer Groups and Survey Data

In 2005, the Committee established a peer group consisting of 12 oilfield services companies (the “Performance Peer Group”) against which it evaluates the Company’s financial performance. This group now consists of 11 oilfield services companies, which are listed below, as one of the original companies was acquired. The Committee uses the Performance Peer Group to measure our financial performance under our Long Term Incentive program, which is described further below.

During 2007, considering changes that have occurred in the industry since the Performance Peer Group was established and the increased size and scope of the Company’s operations, the Committee, with assistance from PM&P, established a new, expanded peer group to benchmark executive compensation (the “Compensation Peer Group”), which group is evaluated each year. The Compensation Peer Group is currently comprised of 16 companies in the oilfield services industry with comparable revenue ranges, and includes companies with whom we compete for executive talent as well as performance. The Committee used the Compensation Peer Group in its evaluation of executive compensation for 2008.

Performance Peer Group (used to evaluate the Company’s financial performance)	Compensation Peer Group (used to evaluate executive compensation)

BJ Services Company	Basic Energy Services, Inc.
Helix Energy Solutions Group, Inc.	BJ Services Company
Helmerich & Payne, Inc.	Cameron International Corp.
Oceaneering International, Inc.	Complete Production Services, Inc.
Oil States International, Inc.	Global Industries Ltd.
Pride International, Inc.	Helix Energy Solutions Group, Inc.
RPC, Inc.	Hercules Offshore, Inc.
Seacor Holdings Inc.	Key Energy Services, Inc.
Smith International, Inc.	National Oilwell Varco, Inc
Tetra Technologies, Inc.	Oceaneering International, Inc.
Weatherford International, Ltd.	Oil States International, Inc. Pride International, Inc. RPC, Inc. Seacor Holdings Inc. Smith International, Inc. Weatherford International, Ltd.

The Committee annually requests its consultant to conduct an executive compensation review to benchmark the Company’s senior executive compensation relative to the Compensation Peer Group with supplemental data from published market surveys. During 2008, at the Committee’s request, PM&P conducted this executive compensation review, reviewing all components of our compensation program. PM&P was also asked to examine long-term incentive trends and summarize market norms, including evaluation of share allocation and dilution levels. The Committee used this study to evaluate executive compensation levels, including base salary and actual incentive payouts relative to the market and the Company’s stated strategy.

PM&P supplements data from the Compensation Peer Group with broad-based compensation survey data to develop a comprehensive view of the competitive market data. The Committee believes that this use of survey data is an important element of our compensation evaluation. Compensation survey data includes companies from the broader energy industry that influence the competitive market for executive compensation levels. Further, survey data is drawn from the surveys representing companies that are comparable to the Company in terms of size and scale.

The Committee has reviewed and evaluated an executive tally sheet that contained a listing and quantification (as appropriate) of each component of our compensation program for all of our executive officers in 2008, including special executive benefits and perquisites, as well as accumulated values (e.g., stock option holdings) and other contingent compensation such as severance arrangements. The Committee believes that our balance of annual and long-term compensation elements, our mix of long-term incentive vehicles and our stock ownership guidelines that encourage executive ownership result in a compensation program that aligns our executives’ interests with those of our stockholders and does not encourage our management to take unreasonable risks relating to our business. The various components of our executive compensation program are described in detail in the sections to follow.

Components of Executive Compensation

The main components of our executive compensation program are base salary, annual bonus and long-term incentives. We also provide our executives with certain post-employment benefits, including a supplemental executive retirement plan that was adopted in December 2008, and which is described herein. Overall, the Company positions the majority of the executive compensation program to be at-risk based on measurable performance, with a specific emphasis on the long-term performance of the Company. As an executive’s level of responsibility increases, a greater portion of total compensation is at risk, creating the potential for greater variability in the individual’s compensation level from year to year. The following charts illustrate the mix of compensation elements for our named executive officers.

As reflected above, the CEO’s component mix is more heavily weighted towards long-term performance and reflects the Committee’s view that his role in setting the strategic direction of the Company gives him greater influence on the ultimate performance level achieved. The Committee believes that its current combination of programs provides an appropriate mix of fixed and variable pay, balancing short-term and long-term performance, and encouraging executive retention. A description of each element of the Company’s compensation program follows.

Base Salary

The primary role of the Company’s base salary element is to compensate executives for the experience, education, personal qualities and other qualifications that are key for their specific role within the Company. In establishing base cash compensation for our executives, we target the market median. Specifically, we strive for overall executive salaries to be close to the market median on a composite basis. We generally consider individual base salaries that are either +/- 10% of the market median to be within the competitive range of the median target.

Due to constant increases in the market levels, the Company’s growth and our practice of setting salary levels “close” to the market median, the base salaries of certain of our executives, including our CEO, have consistently fallen below the median in recent years. Considering the Company’s exceptional operating performance, the Committee believed this positioning did not adequately compensate our most senior executives for the value they bring to the Company. We believe that it is important that the Company provide our executive team with a competitive base salary, enabling us to attract and retain the executive talent necessary to carry out the Company’s business strategy.

In connection with PM&P’s 2008 review of our executive compensation program, base salaries of our executive officers were once again evaluated, and a majority were found to be positioned below the current market median. Considering the increased growth and profitability of the Company during 2008, the Committee raised executive base salaries effective January 1, 2009. The overall base salary increase was 6.7% for the named executive officers, with individual increases ranging from 4.3% to 9.6%. The CEO’s base salary increased by 8.6% to $825,000. In making the adjustment to Mr. Hall’s base salary, the Committee reviewed Mr. Hall’s exceptional performance during 2008, the Company’s sustained high performance under Mr. Hall’s leadership, and noted the need to remain competitive with the market. Mr. Hall’s increase moved him to 8% above the market median.

In March 2009, the executive team voluntarily elected to reduce their salaries, with Mr. Hall’s base salary being reduced by 15%, Mr. Blanchard’s reduced by 12%, and all of our other executive officers’ base salaries being reduced by 10%. These voluntary salary reductions were implemented in recognition of the current economic climate and to demonstrate to the Company’s workforce the commitment of the executive team to cost control. These salary reductions will remain in place for an indefinite period of time.

Annual Incentive Bonus

The purpose of the Company’s annual incentive bonus program is to reward executives for achievement of annual operational, financial and safety goals. Although the Committee sets annual incentive target levels that result in median payouts when performance objectives are met, this program provides executives the opportunity to earn significantly higher payments depending on the extent to which these performance objectives are exceeded. Further, in line with our pay-for-performance philosophy, the Committee has also made additional discretionary cash awards to recognize exceptional Company performance, as was the case in 2008.

In administering the annual incentive bonus plan, our Compensation Committee annually approves the minimum, target and maximum award opportunities for all of the executives and the annual incentive plan goals at the beginning of the performance cycle. For the 2008 plan year, the Committee approved pre-tax income as the performance measure for the plan, and determined that pre-tax income of $491.7 million would be the target goal for 2008. This target represented a 31% increase from the pre-tax income target for the 2007 annual incentive bonus program. Following the end of the performance cycle, our actual operating results for the year could be adjusted for extraordinary events, including, among other things, gains and losses on the sale of businesses and hedging activities.

Under the plan, our named executive officers were eligible to receive an annual incentive bonus based on a target percentage of their base salary. They could earn more, or less, than the target amount based on the level of achievement as measured against the pre-tax income goals. The possible bonus payout levels for 2008 for each named executive officer, stated as a percentage of the officer’s base salary, are as follows:

Named Executive Officer	Minimum	Target	Maximum

Mr. Hall	45%	90%	180%
Mr. Blanchard	37.5%	75%	150%
Mr. Taylor	32.5%	65%	130%
Mr. Bernard	30%	60%	120%
Mr. Young	27.5%	55%	110%

The pre-tax income goal for the target payouts was equivalent to the Company’s budgeted pre-tax income goal approved by the Board for 2008, with the financial goal associated with minimum payout equivalent to 90% of the target goal and the goal for maximum payout equivalent to 110% of the target goal.

Assuming the particular executive officer qualified for an annual incentive bonus payout, the payout could either be reduced by a maximum of 25% if pre-determined “base” metrics were not met or increased by a maximum of 12.5% for achieving “stretch” targets. The metric applicable to the Company’s executive officers was safety performance. Total Recordable Incident Rate (TRIR) and Lost Time Incident Rate (LTIR) were used and weighted equivalently to measure safety performance for their area of responsibility. In 2008, the base and stretch TRIR and LTIR thresholds were set to .69/.62 and .07/.06, respectively. Thus, if the Company did not achieve at least the base threshold level for each metric (.69 for TRIR and .07 for LTIR), then each named executive officer’s annual incentive bonus would be proportionately reduced by up to 25%. If the levels achieved for each metric were between the base and stretch targets for both metrics, then there would be a proportionate adjustment to the officers’ annual incentive bonuses. Finally, if the Company reached or exceeded the stretch targets for each measure (.62 for TRIR and .06 for LTIR), then each officer’s annual incentive bonus would be increased by 12.5%.

In February 2009, the Committee reviewed the results of the 2008 annual incentive bonus program and the bonus recommendations submitted by the CEO for each executive officer except himself. For the primary performance measures, the Company had an exceptional year, achieving 112% (as adjusted) of the maximum pretax income goal and excellent results in terms of the safety metrics (.61 for TRIR and .04 for LTIR), resulting in a 12.5% increase in the calculated bonus amount for achieving the “stretch targets.” The Committee recognized that although general economic conditions had begun to decline in the fall of 2008, the Company’s financial performance for the year ended 2008 was exceptional, with record results in total revenues ($1.9 billion), income from operations ($566 million) and earnings per share ($4.45). After considering the Company’s performance and the accomplishments of the executive team during 2008, the Committee approved the CEO’s recommendations for making additional discretionary award payments outside of the annual incentive program. These payments ranged from an additional 14% to 37% of base salary for our named executive officers other than the CEO, although the Committee did not base each officer’s award on a percentage of his base salary. Rather, the amount of each named executive officer’s award was determined by the Committee based on its subjective assessment of each officer’s impact on these achievements and after reviewing the recommendations of the CEO. The Committee also considered a discretionary bonus award for the CEO. After considering the same factors outlined above, and discussing Mr. Hall’s performance during 2008 and his impact on the growth, profitability and strategic direction of the Company, the Committee approved a discretionary award of $300,000, or 39%, of his 2008 base salary. Mr. Hall’s total bonus payment amounted to approximately 242% of his 2008 base salary.

In February 2009, the Committee also approved the parameters of the annual incentive program for 2009, providing for minimum, target and maximum annual incentive award levels, as a percentage of salary, based upon the achievement of 90%, 100% and 110% of pretax income goals established at the beginning of the year. As in 2008, the annual cash incentive award payout levels will vary depending on the executive’s position.

Long-Term Incentives

The purpose of our long-term incentive program is to focus executives on long-term Company goals, growth and creation of stockholder value. Under the long-term incentive (“LTI”) program, we grant a mix of long-term incentive awards, including stock options, restricted stock and performance share units (PSUs). Consistent with the Company’s compensation philosophy, the Committee believes stock-based incentive awards are one of the best ways to align the interests of our executives with those of our stockholders. In addition, the terms of the PSUs reflect the Committee’s belief that executive compensation should be tied to Company performance. The PSUs provide our executives the opportunity to earn at or above the 75th percentile of the market if the Company achieves the maximum level of performance relative to its peers as described below.

Description of Program

As mentioned above, the Company’s LTI program provides for annual grants of stock options, restricted stock and PSUs. These awards vest over a three-year period, with the stock options and restricted stock vesting in equal annual increments during the three-year period. The ultimate value of each of these awards depends upon Company performance. In addition, the stock options and restricted stock awards contain forfeiture provisions, requiring the executive to return the award or any gain thereon if he engages in certain competitive activity with the Company during his employment or within three years thereafter, and the PSUs restrict a participant’s ability to be afforded retiree treatment if he engages in certain competitive activity prior to the payout date of the PSUs. We believe these awards further our compensation philosophies for the following reasons:

•	Stock Options. The value of a stock option depends entirely on the long-term appreciation of the Company’s stock price. Since the value of a stock option depends on the Company’s share price, we believe that this compensation vehicle serves to motivate executives to continue to grow the value of the Company’s stock over the long term.

•	Restricted Stock. Restricted stock awards are widely used in the energy industry to strengthen the link between stockholder and employee interests, while motivating employees to remain with the Company. This is especially true in a cyclical industry in which the value of the Company’s stock may fluctuate significantly between the industry cycles. Our use of restricted stock is intended to provide just such a bridge between the near- and long-term interests of stockholders, and smooth out the volatility of the industry cycles. By this mechanism, employees are more likely to remain with the Company, even during periods of stock price volatility. Further, we believe the use of restricted stock as a long-term incentive award helps motivate executives to take measured risks. This is accomplished because the incentive value to the executive is not entirely dependent on significant price appreciation.

•	Performance Share Units. PSU’s are awards of units assigned an initial target value of $100 which can be earned by participants based on the Company’s performance relative to the Performance Peer Group, which is described in the section “Role of Compensation Consultant and Use of Benchmarking Data.” Consistent with past years, for the 2008 grants the Committee used two performance criteria for the PSUs: (i) return on invested capital (“ROIC”); and (ii) total stockholder return. The PSUs thus link the Company’s long-term performance directly to compensation received by executive officers and other key employees and encourage them to make significant contributions towards increasing ROIC and, ultimately, total stockholder return. These awards provide the executives the opportunity to earn a value per unit of $0 to $200 based on the Company’s performance over a three year period relative to its peers. Grants of PSUs provide for the payout of up to 50% in shares of common stock at the Committee’s discretion and the remainder in cash following the end of the three year performance period, if the recipient has met continued service requirements.

Under both performance criteria, the maximum, target and minimum levels are met when our ROIC and stockholder return are in the 80th percentile, 60th percentile and 40th percentile, respectively, as compared to the ROIC and total stockholder return of the Performance Peer Group, as described in the table below:

		Percent of
		Date-of-Grant Value
	Percent of	of PSU Received for
	Date-of-Grant Value	Relative Total	Total Percent of
Performance Level	of PSU Received for	Shareholder Return	Date-of-Grant Value
Relative to Performance Peer Group	Relative ROIC Level	Level	of PSU Received

(Below 40th Percentile)	0%	0%	0%
Minimum (40th Percentile)	25%	25%	50%
Target (60th Percentile)	50%	50%	100%
Maximum (80th Percentile or above)	100%	100%	200%

Results that fall in-between the “maximum,” “target” and “minimum” levels of both performance criteria will be calculated based on a sliding scale.

Determination of 2008 Awards

In December 2007, the Committee established and made grants under the LTI program for 2008. Under the program, each of the executive officers has a target percentage established to determine the award values under the LTI program. After considering PM&P’s most recent market study and in order to remain competitive with the market median and the increasingly competitive market for executive talent in the Company’s business areas, the Committee set the target percentages of the executive officers for 2008 awards based on each officer’s position with the Company as follows (each representing a percentage of the officer’s base salary): CEO — 400%, COO — 275%, CFO — 250%, the Senior EVP — 225% and other EVPs — 175%. These percentages were consistent with the prior year’s target percentages, except that Mr. Hall’s percentage was increased from 375%, and did not include any discretionary increase in the award levels as occurred in prior years. The 2008 award mix for executive officers was 25% in stock options, 25% in restricted shares and 50% in PSUs.

Determination of 2009 Awards

In December 2008, the Committee established and made grants under the LTI program for 2009, once again using a combination of PSU’s, restricted stock and stock options for the executive officers. The CEO made a recommendation to the Committee taking into consideration many of the same factors used for the 2008 awards, focusing on the Company’s overall financial and non-financial results, and the continuing need to remain competitive in a strong market. The Committee set the target percentages of the executive officers for 2009 awards at the same levels as the 2008 awards. The 2009 award mix for executive officers was 25% in stock options, 25% in restricted shares and 50% in PSUs.

Payout of 2006 PSUs

The PSUs granted for the performance period beginning in January 2006 vested at the end of 2008, and were paid out to the PSU recipients in early 2009. Based on the achievement of 94.6% of relative ROIC and 75.6% of relative total shareholder return, the named executive officers earned a total of $189.00 out of a maximum $200.00 per PSU granted to them for 2006. As permitted under the program, the Committee delivered a portion of the award value in shares of common stock, choosing to issue participants the same number of shares that were issued under the program in 2008. This resulted in a PSU award allocation that was approximately 17% common stock, and the remaining balance in cash. The total value of the payout received by each named executive officer is reflected in the “Summary Compensation Table” herein and is described below:

					Equivalent
					Number of
	Number of	Total Value of	Value Paid in	Value Paid in	Shares of
Named Executive Officer	Units	PSU Payout	Cash	Stock	Stock

Mr. Hall	7,875	$1,488,375	$1,241,467	$246,908	19,155
Mr. Blanchard	3,250	614,250	512,355	101,895	7,905
Mr. Taylor	2,500	472,500	394,116	78,384	6,081
Mr. Bernard	1,575	297,675	248,293	49,382	3,831
Mr. Young	1,575	297,675	248,293	49,382	3,831

Perquisites

We seek to maintain a cost conscious culture in connection with the benefits provided to executives. Further, our modest approach to providing perquisites supports our philosophy of relating the vast majority of our executives’ compensation to performance. The Company does provide each of our executive officers an automobile (either through an allowance or use of a Company owned or leased car) and also reimburses them for all deductibles, co-pays and other out of pocket expenses associated with our health insurance programs through a program called Exec-U-Care. In addition, Mr. Hall is allowed to use a corporate airplane for personal travel. We believe that such an accommodation for our chief executive officer is warranted because it promotes access to our CEO and mitigates safety concerns associated with public travel. Mr. Hall, however, reimburses the Company for his personal travel on the corporate airplane in an amount equal to the cost of a first class, nonrefundable ticket to his destination. Mr. Hall also reimburses the Company for any incidental expenses incurred during his personal travel, such as baggage handling fees at the airport and meals for the pilots.

The attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2008, are included in the “Summary Compensation Table” herein.

Post-Employment Compensation

In addition to the annual compensation received by the executive officers during 2008 and benefits under the company’s 401(k) plan, which we provide to all qualified employees, we also provide certain post-employment benefits to our executive officers, including a supplemental executive retirement plan, a non-qualified deferred compensation plan, and certain severance and change of control benefits pursuant to employment agreements that we have entered into with each of our executive officers.

Supplemental Executive Retirement Plan (the “SERP”).  Prior to December 2008, the Company’s retirement program for all employees, including its executives, consisted solely of a retirement plan qualified under and subject to the limits of Section 401(k) of the Internal Revenue Code. Over the last few years, the Committee has been considering implementing some form of supplemental retirement program for our executive officers and in 2008 engaged an independent consultant specializing in this field to provide information and advice on the prevalence of these programs and alternative methods of structuring the program. After evaluating the Company’s executive retirement program as compared to the Compensation Peer Group and finding that a majority of the Company’s peers sponsor a nonqualified employer-paid retirement plan, the Committee concluded that the Company’s lack of supplemental retirement benefits limited its ability to attract top executives and encourage long-term retention. The SERP provides retirement benefits to the Company’s executive officers and certain other designated key employees. The value of aggregate projected retirement benefits is targeted to be near the median for the Company’s peers that have a nonqualified employer-paid retirement plan. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP will be in the form of credits to a notional account maintained for each participant.

Annual Contributions.  Under the SERP, the Company will generally make annual contributions to a retirement account based on the participant’s age and years of service. Several of the Company’s top executives have dedicated a substantial portion of their careers to the Company during periods in which supplemental retirement benefits were not provided by the Company or may have limited time to earn any meaningful supplemental retirement income due to their age. In an effort to address this deficiency in their retirement income as compared to newly hired and younger executives, the SERP provides that current executives who had combined age and years of service of at least 55 as of December 31, 2008, will receive higher annual contributions under the SERP. For 2008, the current participants in the plan received contributions ranging from 5% to 25% of salary and annual cash bonus. For a complete description of the 2008 contributions for each named executive officer, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2008” herein.

Additional Retirement Benefit for Mr. Hall.  The Committee, in its sole discretion and if it deems appropriate for any reason, may also make discretionary contributions to a participant’s retirement account. For example, the Committee may elect to make such contributions in order to enhance the retirement benefits payable to executives who have provided long-term service to the Company but will not have an opportunity for long-term participation in the plan, or as an additional incentive to recruit new executives. While evaluating the need to provide supplemental retirement benefits to the Company’s executives, the Committee and the Board also reviewed the forms and amount of compensation provided to Mr. Hall during his career with the Company. Mr. Hall, the founder of the Company, has served as chief executive officer of the Company and its predecessors since 1980 and has led the Company through tremendous growth and strong financial performance through all industry cycles. During this time, Mr. Hall has successfully implemented a decentralized operating and growth strategy for the Company’s business that management believes is unique among the leading oilfield services companies. In evaluating the need to provide Mr. Hall with an additional retirement benefit, the Committee considered the following factors. The Company went public in December 1995 and during 1996 had approximately 165 employees and generated revenues of $23.6 million and diluted earnings per share of $0.22. By the end of 2007, the Company had grown to more than 4,800 employees in more than 120 locations in 13 countries, with revenues of approximately $1.6 billion and diluted earnings per share of $3.41. This performance reflects a compound annual growth rate of approximately 47% for revenue and 28% in diluted earnings per share from 1996 through 2007. Further, the Company’s growth continued through the first nine months of 2008, with revenues of approximately $1.4 billion and diluted earnings per share of $3.36. The Committee also noted that the Company was one of just 24 companies named to the Wall Street Journal Honor Roll in 2007 for consistently ranking among the top 20 percent of the largest 1,000 publicly traded companies for compound annual total returns over the one, three, five and ten year periods ending December 31, 2006. In addition, the Company has been ranked number one in terms of Total Recordable Incident Rate (TRIR) in our safety peer group for the last three years.

After reviewing the above information, the Board determined that although the Company has prospered under Mr. Hall’s leadership, Mr. Hall has been under-compensated relative to other founders of strong performing companies in our industry, particularly during the time right after the Company went public. Moreover, the Company has not previously provided supplemental retirement benefits to its executives, including Mr. Hall, and has only contributed approximately $64,000 to its 401(k) plan on his behalf during his near 30 years with the Company. In an effort to address the inadequate retirement benefits available to Mr. Hall, on December 15, 2008, the Board approved an additional retirement benefit for Mr. Hall that will be provided through the SERP. Mr. Hall will receive an additional fully vested, credit to his retirement account in the amount of $10 million. This amount will be credited on the later of his separation from service from the Company or attainment of age 65; or, if earlier, in the event of Mr. Hall’s death, disability or in the event of a change of control. The aggregate value of Mr. Hall’s retirement account, including any additional contributions, will be paid in five annual installments commencing on the later of the date Mr. Hall separates from service or attains the age of 65, subject to any further delays required by Section 409A of the Internal Revenue Code. The aggregate value of Mr. Hall’s benefits under the SERP, together with the retirement benefits due Mr. Hall under the Company’s 401(k) plan, is projected to provide an income replacement of approximately 50% of his final five-year average base salary plus annual cash bonus. This is within the median range for income replacement from all retirement benefits provided to chief executive officers with comparable service of the Company’s peers that have nonqualified employer-paid retirement plans, inclusive of plans closed to new participants but that continue to accrue benefits. In addition, in December 2008, the term of Mr. Hall’s employment agreement was amended to provide for a three year term at all times, subject to notice by either party to fix the term at three years beginning in 2010.

Nonqualified Deferred Compensation Plan.  In 2004 the Committee approved a nonqualified deferred compensation program. The purpose of the program is to provide an income deferral opportunity for executive officers and certain senior managers of the Company in order to help attract and retain these key employees. Participants in the program may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual bonus and 100% of the cash payment received upon payout of the PSUs. Participants may choose from a variety of investment choices to invest their deferrals over the deferral period. The plan provides that, upon approval by the Board, the Company could match up to 100% of their deferrals; however, the Company has never elected to grant a match. For a complete description of each named executive officer’s contributions, earnings and aggregate account balance, see the table entitled “Nonqualified Deferred Compensation for Fiscal Year 2008” herein.

Severance and Change of Control Benefits.  We believe that severance protections, particularly in the context of a change of control transaction, can play a valuable role in attracting and retaining key executive officers by providing protections commonly provided in the market. In addition, we believe these benefits also serve the Company’s interest by promoting a continuity of management in the context of an actual or threatened change of control transaction. Although we consider these protections an important part of an executive’s compensation and consistent with competitive practices, the existence of these arrangements does not impact our decisions regarding other components of our executive compensation program.

As described in more detail under “Potential Payments Upon Termination or Change in Control” below, we have entered into employment agreements with each of our named executive officers, pursuant to which they are each entitled to severance benefits in the event of a termination of employment by the Company under certain conditions. As discussed above, in December 2008, the term of Mr. Hall’s employment agreement was amended to provide for a three year term at all times, subject to notice by either party to fix the term at three years beginning in 2010. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The severance benefits for these executives are generally designed to approximate the benefits each would have received had he remained employed by the Company through the remainder of the term covered by his employment agreement.

The Company also believes that the occurrence, or potential occurrence, of a change of control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change of control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with enhanced severance benefits if their employment is terminated by the Company without cause or, in certain cases, by the executive in connection with a change of control. Because we believe that a termination by the executive for good reason may be conceptually the same as a termination by the Company without cause, and because we believe that in the context of a change of control, potential acquirors would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance, we believe it is appropriate to provide severance benefits in these circumstances. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment. Under the respective award agreements, the stock options, restricted stock and performance share units will automatically vest upon a change of control of the Company.

The terms of the employment agreements and the benefits provided thereby are discussed more fully in the section entitled “Potential Payments Upon Termination or Change in Control” herein.

Executive Compensation Policies and Processes

Timing of Long-Term Incentive Awards

Beginning in December 2006, the Committee determined that it would make all LTI awards at its meeting held in December of each year. This practice is reflected in the Committee’s annual calendar, which details the timing of compensation events and associated Committee actions.

Policy Regarding Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits our ability to take a federal income tax deduction for compensation paid to our chief executive officer and other named executive officers in excess of $1 million, except for qualified performance-based compensation. The stock options and PSUs we grant are designed to qualify as performance-based so they are not subject to this deduction limitation. While the Committee will seek to utilize deductible forms of compensation to the extent practicable, it believes it is important to preserve flexibility in administering compensation programs. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Stock Ownership Guidelines

With the creation of the current LTI program, the Company has encouraged stock ownership through equity awards to our executives. We believe it is important that the interests of our executives and directors be aligned with the long-term interests of our stockholders. Effective January 1, 2007, the Committee adopted stock ownership guidelines applicable to our executive officers. Under the guidelines, each executive officer is required to own shares of stock equal in value to a designated multiple of his or her base salary based on the executive’s position:

Stock Value as a Multiple
Position	of Base Salary

Chief Executive Officer	4x
Chief Operating Officer and Chief Financial Officer	3x
Executive Vice Presidents	2x
All other executive officers	1x

The required share amount is determined as of the date the officer becomes subject to the guidelines, and is calculated by dividing such officer’s applicable base salary multiple by the 365-day average closing price of our common stock as reported on the New York Stock Exchange, and then rounding to the nearest 100 shares. The target ownership level does not change with changes in base salary or common stock price, but will change in the event the officer’s position level changes. Our executive officers are required to achieve their required ownership levels within five years from the date they become subject to the guidelines. The Committee will administer the guidelines and will periodically review each participant’s compliance (or progress towards compliance) and may impose additional requirements the Committee determines are necessary or appropriate to achieve the purposes of this program. As of the date of this proxy statement, all of our named executive officers had reached or exceeded their required ownership levels. See “Stock Ownership of Management” for the number of shares of our common stock beneficially owned by our named executive officers as of March 31, 2009.

Policy Regarding Section 280G of the Internal Revenue Code

Pursuant to their employment agreements, we provide each of our executive officers with a gross-up payment to reimburse the executive for any excise tax imposed by Section 4999 of the Internal Revenue Code, as well as any additional income and excise taxes resulting from such reimbursement, in connection with a termination of employment following a change in control. Section 4999 imposes a 20% excise tax on the recipient of an “excess parachute payment” and Section 280G of the Internal Revenue Code disallows the tax deduction to the payor of any amount of an excess parachute payment that is contingent on a change of control. The intent of the tax gross-up is to provide a benefit without a tax penalty to those executives who are displaced in the event of a change in control. We believe the provision of tax protection for excess parachute payments for these executive officers is consistent with market practice, is a valuable executive retention tool, and is consistent with the objectives of our overall executive compensation program.

Compensation Committee Report On Executive Compensation

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by the Compensation Committee on
April 7, 2009:

Harold J. Bouillion
James M. Funk
Justin L. Sullivan

EXECUTIVE OFFICER COMPENSATION

The following table summarizes the compensation of our chief executive officer, chief financial officer, and our three other highest paid executive officers for the fiscal year ended December 31, 2008.

2008 Summary Compensation Table

							Change in
							Pension
							Value
							and
						Non-	Non-
						Equity	Qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total

Terence E. Hall	2008	$760,000	$300,000	$638,462	$798,263	$3,027,375	$10,000,000	$673,186	$16,197,286
Chairman, Chief	2007	$685,539	$250,219	$382,142	$541,937	$2,917,687	—	$82,129	$4,859,653
Executive Officer	2006	$571,000	$675,000	$122,583	$259,176	$525,000	—	$67,214	$2,219,973

Kenneth L. Blanchard	2008	$470,000	$175,000	$278,102	$344,360	$1,407,375	—	$310,220	$2,985,057
President, Chief	2007	$426,615	$175,000	$347,382	$235,724	$1,352,063	—	$27,102	$2,563,886
Operating Officer	2006	$356,846	$162,000	$229,027	$125,560	$325,000	—	$29,323	$1,227,756

Robert S. Taylor	2008	$365,000	$105,000	$192,704	$243,678	$1,006,313	—	$170,920	$2,083,615
Chief Financial Officer,	2007	$335,385	$105,000	$121,872	$172,846	$975,469	—	$24,739	$1,735,311
Executive Vice	2006	$285,385	$125,000	$38,954	$100,339	$250,000		$20,207	$819,885
President, Treasurer

A. Patrick Bernard	2008	$350,000	$50,000	$143,806	$175,464	$770,175	—	$110,416	$1,599,861
Senior Executive	2007	$278,077	$50,000	$77,615	$109,272	$683,269	—	$24,345	$1,222,578
Vice President	2006	$220,615	$90,000	$24,522	$61,305	$210,000	—	$23,013	$629,455

Danny R. Young	2008	$300,000	$50,000	$115,556	$147,218	$668,925	—	$90,280	$1,371,979
Executive Vice	2007	$234,262	$50,000	$71,406	$103,065	$594,394	—	$24,641	$1,053,127
President	2006	$217,077	$75,000	$24,313	$53,914	$210,000	—	$25,744	$606,048

(1)	Represents the discretionary portion of the annual incentive bonus awards made to our named executive officers for 2008. The remaining portion of each officer’s annual incentive bonus for 2008 is reported under “Non-Equity Incentive Plan Compensation,” and represents payments based on achievement of pre-established performance targets for 2008.

(2)	The amounts included represent the compensation cost we recognized in 2008 related to restricted stock awards, as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 3 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. Please see the “Grants of Plan-Based Awards Table” for more information regarding the stock awards we granted in 2008.

(3)	The amounts included represent the compensation cost we recognized in 2008 related to stock option awards, as described in Statement of Financial Accounting Standards No. 123(R). For a discussion of valuation assumptions, see Note 3 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 21, 2008. Please see the “Grants of Plan-Based Awards Table” for more information regarding the option awards we granted in 2008.

(4)	The amounts reflect the annual cash incentive bonus received by our named executive officers and the payout of performance share units (PSUs) that vested on December 31, 2008, as set forth below. As permitted under the terms of the PSUs, prior to payout of the PSUs, the Compensation Committee elected to pay a portion of the aggregate value of the PSUs reflected below in shares of our common stock on March 31, 2009. Please see the “Executive Compensation — Compensation Discussion and Analysis — Long-Term Incentives” for more information regarding the PSUs.

	Annual Cash	PSU
Name	Incentive	Payout

Mr. Hall	$1,539,000	$1,488,375
Mr. Blanchard	$793,125	$614,250
Mr. Taylor	$533,813	$472,500
Mr. Bernard	$472,500	$297,675
Mr. Young	$371,250	$297,675

(5)	For Mr. Hall, the amount represents the present value as of December 31, 2008, as reflected in our audited financial statements for fiscal year 2008, of the accumulated benefit of the additional contribution to Mr. Hall under the Company’s supplemental executive retirement plan (SERP), which was approved by the Board of Directors in December 2008, and which is described in greater detail in “Executive Compensation — Compensation Discussion and Analysis.”

(6)	For 2008, includes (i) annual contributions to the executive’s retirement account under the SERP and matching contributions to the Company’s 401(k) plan, (ii) Company cost for hospitalization and health insurance, (iii) Company cost for a long-term disability insurance plan, which costs are attributable to benefits in excess of those benefits provided generally for other employees, (iv) payments for life insurance policies, and (v) the value of perquisites, consisting of payments under the Exec-U-Care program, the provision of an automobile to our executives, either through an automobile allowance or use of a Company owned or leased vehicle, and Mr. Hall’s use of the corporate airplane, as set forth below:

		Hospitalization					Use of
	Retirement Plan	and Health	Long-Term	Life			Company
Name	Contributions	Insurance	Disability	Insurance	Exec-U-Care	Automobile	Airplane

Mr. Hall	$608,250	$7,165	$3,218	$672	$2,300	$10,695	$40,886
Mr. Blanchard	$279,875	$7,165	$1,911	$672	$14,229	$6,368	n/a
Mr. Taylor	$150,289	$7,165	$1,560	$672	$2,967	$8,267	n/a
Mr. Bernard	$83,719	$6,390	$1,423	$672	$11,967	$6,245	n/a
Mr. Young	$69,831	$6,390	$1,229	$672	$5,735	$6,423	n/a

Mr. Hall is allowed to use a corporate airplane for personal travel. We calculate the aggregate incremental cost of Mr. Hall’s personal use by multiplying the number of hours of personal use by the hourly cost to operate the plane, adding in incidental expenses. Mr. Hall reimburses us for his personal travel on the corporate airplane in an amount equal to the cost of a first class, nonrefundable ticket to his destination. Mr. Hall also reimburses us for any incidental expenses incurred during his personal travel, such as baggage handling fees at the airport and meals for the pilots. The $40,886 included in “All Other Compensation” represents the difference between the aggregate incremental cost to us of Mr. Hall’s personal use of the airplane and the amount reimbursed by Mr. Hall.

The following table presents additional information regarding stock and option awards, as well as non-equity incentive plan awards granted to our named executive officers during the year ended December 31, 2008.

Grants of Plan-Based Awards
During Fiscal Year 2008

						All Other	All Other
						Stock	Option
		No. of Units				Awards:	Awards:	Exercise
		Granted Under	Estimated Future Payouts			Number	Number of	or Base	Grant Date
		Non-Equity	Under Non-Equity Incentive			of Shares	Securities	Price of	Fair Value
	Grant	Incentive	Plan Awards			of Stock	Underlying	Option	of Stock and
Name	Date	Plan Awards(2)	Threshold	Target	Maximum	or Units(3)	Options(3)	Awards	Option Awards

Terence E. Hall
Annual Bonus(1)			$342,000	$684,000	$1,368,000
PSUs	12/04/08	16,500	825,000	1,650,000	3,300,000
Restricted Stock	12/04/08					64,152			$824,995
Stock Options	12/04/08						135,914	$12.86	824,998
Kenneth L. Blanchard
Annual Bonus(1)			176,250	352,500	705,000
PSUs	12/04/08	6,738	336,875	673,750	1,347,500
Restricted Stock	12/04/08					26,196			336,881
Stock Options	12/04/08						55,498	12.86	336,873
Robert S. Taylor
Annual Bonus(1)			118,625	237,250	474,500
PSUs	12/04/08	5,000	250,000	500,000	1,000,000
Restricted Stock	12/04/08					19,440			249,998
Stock Options	12/04/08						41,186	12.86	249,999
A. Patrick Bernard
Annual Bonus(1)			105,000	210,000	420,000
PSUs	12/04/08	4,106	205,313	410,625	821,250
Restricted Stock	12/04/08					15,965			205,310
Stock Options	12/04/08						33,824	12.86	205,312
Danny R. Young
Annual Bonus(1)			82,500	165,000	330,000
PSUs	12/04/08	2,756	137,813	275,625	551,250
Restricted Stock	12/04/08					10,716			137,808
Stock Options	12/04/08						22,704	12.86	137,813

(1)	The amounts shown reflect possible payments under our annual incentive bonus program for fiscal year 2008, under which the named executive officers were eligible to receive a cash bonus based on a target percentage of base salary upon the Company’s achievement of certain performance measures. These possible payments could also be reduced by up to 25% if pre-determined base metrics were not met or increased by up to 12.5% upon achievement of stretch targets. The amounts actually paid to the named executive officers for 2008 pursuant to this program are reflected in the “Summary Compensation Table” herein. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding this program and the related performance measures.

(2)	The amounts shown reflect grants of performance share units (PSUs) under our 2005 Stock Incentive Plan. The PSUs have a three year performance period. The performance period for the PSUs granted on December 4, 2008 is January 1, 2009 through December 31, 2011. Please see “Executive Compensation — Compensation Discussion and Analysis” for more information regarding the PSUs.

(3)	The stock options and shares of restricted stock were granted under our 2005 Stock Incentive Plan, and vest ratably over a three-year period.

The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
	Number of	Number of					Market
	Securities	Securities				Number of	Value of
	Underlying	Underlying				Shares or	Shares or
	Unexercised	Unexercised				Units of	Units of
	Options	Options		Option	Option	Stock That	Stock That
	(#)	(#)		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable		Price	Date	Vested(1)	Vested(2)

Terence E. Hall	93,617	—		$9.31	04/04/2011	103,696	$1,651,877
	490,000	—		10.66	08/10/2014
	188,500	—		17.46	06/24/2015
	50,267	25,133	(3)	24.99	02/23/2016
	30,287	15,149	(4)	35.69	12/14/2016
	17,667	35,332	(5)	35.84	12/06/2017
	—	135,914	(6)	12.86	12/04/2018

Kenneth L. Blanchard	100,000	—		10.66	08/10/2014	43,426	691,776
	78,000	—		17.46	06/24/2015
	20,800	10,400	(3)	24.99	02/23/2016
	13,995	7,000	(4)	35.69	12/14/2016
	7,511	15,022	(5)	35.84	12/06/2017
	—	55,498	(6)	12.86	12/04/2018

Robert S. Taylor	55,000	—		9.46	06/06/2012	31,674	504,567
	150,000	—		10.66	08/10/2014
	60,000	—		17.46	06/24/2015
	16,000	8,000	(3)	24.99	02/23/2016
	9,726	4,865	(4)	35.69	12/14/2016
	5,303	10,605	(5)	35.84	12/06/2017
	—	41,186	(6)	12.86	12/04/2018

A. Patrick Bernard	54,583	—		10.66	08/10/2014	25,134	400,385
	37,500	—		17.46	06/24/2015
	10,000	5,000	(3)	24.99	02/23/2016
	6,079	3,041	(4)	35.69	12/14/2016
	4,577	9,152	(5)	35.84	12/06/2017
	—	33,824	(6)	12.86	12/04/2018

Danny R. Young	86,388	—		10.66	08/10/2014	17,790	283,395
	37,500	—		17.46	06/24/2015
	10,000	5,000	(3)	24.99	02/23/2016
	5,468	2,736	(4)	35.69	12/14/2016
	3,051	6,102	(5)	35.84	12/06/2017
	—	22,704	(6)	12.86	12/04/2018

(1)	The shares of restricted stock held by our named executive officers vest as follows:

	Total
	Unvested
	Restricted
Name	Stock	Vesting Schedule

Mr. Hall	103,696	5,252 shares vesting on 2/23/09;
		13,613 shares vesting on 1/1/09;
		34,995 shares vesting on 1/1/10;
		28,452 shares vesting on 1/1/11;
		21,384 shares vesting on 1/1/12.

Mr. Blanchard	43,426	2,167 shares vesting on 2/23/09;
		6,030 shares vesting on 1/1/09;
		14,760 shares vesting on 1/1/10;
		11,737 shares vesting on 1/1/11;
		8,732 shares vesting on 1/1/12.

Mr. Taylor	31,674	1,667 shares vesting on 2/23/09;
		4,223 shares vesting on 1/1/09;
		10,703 shares vesting on 1/1/10;
		8,601 shares vesting on 1/1/11;
		6,480 shares vesting on 1/1/12.

Mr. Bernard	25,134	1,050 shares vesting on 2/23/09;
		3,144 shares vesting on 1/1/09;
		8,466 shares vesting on 1/1/10;
		7,153 shares vesting on 1/1/11;
		5,321 shares vesting on 1/1/12.

Mr. Young	17,790	1,050 shares vesting on 2/23/09;
		2,402 shares vesting on 1/1/09;
		5,974 shares vesting on 1/1/10;
		4,792 shares vesting on 1/1/11;
		3,572 shares vesting on 1/1/12.

(2)	Based on the closing price of our common stock on December 31, 2008 ($15.93), as reported on the New York Stock Exchange.

(3)	The unvested options will vest on February 23, 2009.

(4)	The unvested options will vest on December 31, 2009.

(5)	The unvested options will vest in equal increments on December 31, 2009 and 2010.

(6)	The unvested options will vest in one-third equal increments on December 31, 2009, 2010 and 2011.

The following table provides information regarding the value realized by our named executive officers upon the exercise of stock options and the vesting of restricted stock awards during the year ended December 31, 2008.

Option Exercises and Stock Vested in 2008

	Option Awards		Stock Awards
			Number of
	Number of		Shares
	Options	Value Realized	Acquired	Value Realized
Name	Exercised	on Exercise(1)	on Vesting	on Vesting(1)

Terence E. Hall	—	—	11,796	$453,549
Kenneth L. Blanchard	165,000	$6,044,243	13,194	$485,121
Robert S. Taylor	—	—	3,769	$144,815
A. Patrick Bernard	35,417	$1,083,645	2,364	$90,871
Danny R. Young	23,612	$741,350	2,232	$86,328

(1)	For option awards, amount realized is based on the difference between the market price at the time of exercise and the exercise price of each option. For stock awards, the amount realized is based on the closing sale price on the applicable date of vesting of the restricted stock award, or, if there were no reported sales on such date, on the last preceding date on which any reported sale occurred.

Retirement Benefit Programs

Supplemental Executive Retirement Plan

Over the last few years, the Compensation Committee has been considering implementing some form of supplemental retirement program for our executive officers. In December 2008, the Committee adopted the Supplemental Executive Retirement Plan (the “SERP”), which provides retirement benefits to the Company’s executive officers and certain other designated key employees. The SERP is an unfunded, non-qualified defined contribution retirement plan, and all contributions under the SERP will be in the form of credits to a notional account maintained for each participant. Under the SERP, the Company will generally make annual contributions ranging from 5% to 25% of salary and annual cash bonus to a retirement account based on the participant’s age and years of service. Current executives who have combined age and years of service of at least 55 as of December 31, 2008, receive higher annual contributions under the SERP, ranging from 10% to 35% of base salary and annual cash bonus. The highest 2008 annual contribution was 25%. The 2008 annual contributions are reflected in the “Non-Qualified Deferred Compensation for Fiscal Year 2008” table below. The Compensation Committee, in its sole discretion and if it deems appropriate for any reason, may also make discretionary contributions to a participant’s retirement account. As discussed further below, the Company made such a discretionary contribution to the SERP on Mr. Hall’s behalf in 2008, which amount is reflected in the “Pension Benefits for Fiscal 2008” table below.

A participant will vest in his SERP retirement account upon the earliest to occur of: (i) attaining six years of service (including service prior to the adoption of the SERP), upon which amounts in the SERP account will vest in 20% annual increments provided the participant remains employed; (ii) attaining age 65; (iii) a change of control; (iv) becoming disabled; or (v) termination of the participant’s employment without cause by the Company. Participants may also forfeit the vested amounts in their retirement accounts if they are terminated for cause or, if within 36 months of a termination without cause, engage in any activity in competition with any activity of the Company or inimical, contrary or harmful to the interests of the Company. Following the end of each plan year, retirement accounts will be adjusted to reflect earnings on the average daily balance of the accounts during the year. The accounts will be adjusted to reflect earnings at a rate of interest that will be determined annually and will be equal to the Company’s after-tax long-term borrowing rate. Upon a separation from service, participants will be paid the vested amount of their SERP retirement accounts in a lump sum or installments, commencing on the first business day of the seventh month following separation from service.

While evaluating the need to provide supplemental retirement benefits to the Company’s executives, the Compensation Committee and the Board also reviewed the forms and amount of compensation provided to Mr. Hall during his career with the Company. As discussed in detail in “Executive Compensation — Compensation Discussion and Analysis” herein, on December 15, 2008, the Board approved an additional retirement benefit for Mr. Hall that will be provided through the SERP in an effort to address the inadequate retirement benefits previously available to Mr. Hall. Mr. Hall will receive an additional fully vested, credit to his SERP account in the amount of $10 million, which amount is reflected in the “Pension Benefits for Fiscal 2008” table below. This amount will be credited on the later of his separation from service from the Company or attainment of age 65. The additional amount will also be credited to his retirement account in the event of Mr. Hall’s death, disability or in the event of a change of control. The aggregate value of Mr. Hall’s SERP retirement account, including any additional contributions, will be paid in five annual installments commencing on the later of the date Mr. Hall separates from service or attains the age of 65, subject to any further delays required by Section 409A of the Internal Revenue Code.

Pension Benefits for Fiscal 2008

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit(1)	Last Fiscal Year

Terence E. Hall	SERP	n/a	$10,000,000	—

(1)	The amount represents the present value as of December 31, 2008, as reflected in our audited financial statements, of the accumulated benefit of the $10 million additional retirement benefit to Mr. Hall under the SERP. The amount assumes no interest accruals and payments beginning at age 65. This additional retirement benefit was approved by the Board of Directors in December 2008 and is described in greater detail above under “Supplemental Executive Retirement Plan.”

Nonqualified Deferred Compensation Plan

The Nonqualified Deferred Compensation Plan (the “NQDC Plan”) provides an income deferral opportunity for executive officers and certain senior managers of the Company who qualify for participation. The plan is administered by the NQDC Administrative Committee, which is comprised of senior managers in the Company appointed under the direction of the Compensation Committee. Eligible participants are recommended by senior managers in the Company and approved by the NQDC Administrative Committee. Participants in the plan may make an advance election each year to defer up to a maximum of 75% of base salary, 100% of their annual bonus and 50% of the payout value of any performance share units. Participants are immediately 100% vested in their benefits under the plan, and may choose from a variety of notional investment vehicles to invest their deferrals over the deferral period. The plan provides that benefits are paid out in either a lump-sum payment or in equal annual payments over a 2 to 15 year period, as elected by the participant. In addition, regardless of a participant’s election as to payment, a lump-sum payment of benefits will be made following a participant’s termination of employment (unless the participant is at least age 55 with at least five years of service at termination, in which case the participant’s payments shall commence but installment elections will be honored) or following a participant’s death or disability. Although the plan provides that upon approval by the Board, the Company may provide a match of up to 100% of the deferrals, the Company has not elected to provide a match.

Non-Qualified Deferred Compensation for Fiscal Year 2008

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
Name	Last FY(1)	Last FY	Last FY	Distributions	12/31/08(2)

Terence E. Hall
NQDC Plan	$1,616,993	—	$(106,750)	—	$2,804,158
SERP	—	$602,500	—	—	602,500
Kenneth L. Blanchard
NQDC Plan	—	—	(458,738)	—	892,643
SERP	—	274,125	—	—	274,125
Robert S. Taylor
NQDC Plan	884,860	—	(480,251)	$282,579	1,147,523
SERP	—	144,539	—	—	144,539
A. Patrick Bernard
NQDC Plan	395,243	—	(335,356)	—	582,718
SERP	—	77,969	—	—	77,969
Danny R. Young
NQDC Plan	374,203	—	(277,381)	—	509,028
SERP	—	64,081	—	—	64,081

(1)	The amounts reflected are part of each executive’s total compensation for 2008, and are also included under the salary, bonus and non-equity incentive plan compensation columns in the “Summary Compensation Table” herein, with the exception of Mr. Hall, whose contributions are reflected solely in the bonus and non-equity incentive plan compensation columns. Mr. Blanchard did not elect to contribute to the NQDC Plan during 2008.

(2)	The following amounts reflected in this column for each named executive officer were included in the 2007 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Hall — $600,000, Mr. Blanchard — $531,132, Mr. Taylor — $391,643, Mr. Bernard — $253,768 and Mr. Young — $194,500. The following amounts reflected in this column for each named executive officer were included in the 2006 “total” compensation for each named executive officer in the “Summary Compensation Table: Mr. Hall — $300,000, Mr. Blanchard — $355,972, Mr. Taylor — $268,359, Mr. Bernard — $123,417 and Mr. Young — $117,625.

Potential Payments upon Termination or Change in Control

In addition to the post-employment benefits provided under the Company’s 401(k) plan, the Supplemental Executive Retirement Plan and the non-qualified deferred compensation plan (described above), we provide the following additional benefits to our named executive officers in connection with termination of employment or a change in control.

Employment Agreement — Mr. Hall.  In December 2008, we amended Mr. Hall’s employment agreement to provide for a rolling three-year term. Beginning in December 2010, and each December thereafter, either Mr. Hall or the Company may give notice to the other that the agreement’s automatic three-year extension will cease, in which case the agreement will terminate on December 31st of the third year following such notice. Under the agreement, Mr. Hall is eligible to earn an annual incentive bonus based upon the achievement of performance objectives and is also eligible for stock option and other stock-based grants under our long-term incentive plans, in each case as approved by the Committee. Mr. Hall’s employment agreement contains non-competition and other provisions intended to protect our interests in the event that Mr. Hall ceases to be employed. The agreement provides for the termination of Mr. Hall’s employment upon his death or disability, by us for cause or by Mr. Hall for good reason. A termination of Mr. Hall’s employment by the Company for any other reason will be considered a breach of the agreement. In relation to the Company, cause is defined to include a willful and continued failure by Mr. Hall to substantially perform his duties, or willful misconduct by him that is materially injurious to us. In relation to Mr. Hall, good reason includes any failure by us to comply with any material provision of his employment agreement. The agreement also provides for termination under certain circumstances relating to a change in control of the Company.

Pursuant to Mr. Hall’s employment agreement, upon termination of Mr. Hall’s employment, the Company must pay him (or his estate in the event of a termination as a result of death) all compensation owing through the date of his termination, including any bonuses, incentive compensation or other amounts accrued and payable to him as of such date. In addition, if Mr. Hall’s employment is terminated as a result of disability or death, he or his estate is also entitled to a lump sum payment in an amount equal to his annual base salary. If Mr. Hall’s employment is terminated by the Company without cause or by Mr. Hall for good reason then, in addition to any amounts otherwise due to him under the employment agreement or amounts payable in connection with the Company’s breach of the agreement, Mr. Hall is entitled to a lump-sum payment equal to the product of the sum of his base salary and the bonus paid or payable to him for the preceding fiscal year and the greater of the number of years (including partial years) remaining in his term of employment or the number 2. Finally, if Mr. Hall terminates his employment for good reason within two years following a change in control of our Company, in addition to amounts otherwise due him under the employment agreement (including the lump sum payment described above in connection with a good reason termination), he is entitled to (i) an additional lump-sum payment equal to two times his then current annual base salary plus the bonus payable to him for the preceding fiscal year, provided that the total lump sum payment may not exceed three times his base salary plus bonus payable for the preceding fiscal year, (ii) continue his participation in our medical, dental, accidental death, and life insurance plans for two years, subject to COBRA required benefits thereafter, and (iii) be fully-vested in any stock options, stock grants and PSUs (at maximum value) held by him. Mr. Hall will also receive a payment in an amount sufficient to make him whole for any excise tax on amounts payable pursuant to a change of control that are considered “excess parachute payments” under Section 4999 of the Internal Revenue Code.

Employment Agreements — Other Named Executive Officers.  Effective June 1, 2007, we entered into new employment agreements with our named executive officers. As of the date of this proxy statement, the employment agreements with our other named executive officers have terms that expire on either April 1, 2012 (for Messrs. Blanchard and Taylor) or April 1, 2011 (for Messrs. Bernard and Young); provided however, that on April 1st of each year the term shall be automatically extended for one additional year unless prior written notice is given by either party. The agreements provide for the termination of employment upon the executive officer’s death or disability, by the Company with or without cause or by the executive for good reason. The agreements also provide for termination by the executive officer under certain circumstances relating to a change in control of the Company. Each of their employment agreements also contains non-competition and other provisions intended to protect our interests in the event that they cease to be employed.

Pursuant to the agreements, in the event an executive officer’s employment is terminated under certain circumstances relating to a change in control of the Company, including termination by the executive officer for good reason, the executive officer shall receive in addition to any other amounts payable (i) a lump-sum payment within 30 days after the date of such termination in an amount equal to two and one-half times (2.5x) (for Messrs. Blanchard and Taylor) or two times (2x) (for Messrs. Bernard and Young) the sum of (A) the executive officer’s base salary and (B) the greater of (x) the average annual bonus paid to the executive officer for the three fiscal years preceding the year in which the executive officer’s employment is terminated or (y) the target bonus for the executive officer in the Company’s annual incentive plan for the current fiscal year; (ii) for two and one-half years (for Messrs. Blanchard and Taylor) or two years (for Messrs. Bernard and Young) after the date of such termination, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements; and (iii) outplacement services during the one-year period following the termination. The executive will also receive a payment in an amount sufficient to make him whole for any excise tax on amounts payable pursuant to a change in control that are considered “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, pursuant to the terms of our incentive plans, all stock options, restricted stock grants and PSUs (at maximum value) held by these officers will immediately vest upon a change of control.

In the event an executive officer’s employment is terminated by the Company, except upon the executive officer’s death or disability, for cause or under certain circumstances relating to a change of control of the

Company, the employment agreements provide that the executive officer shall receive, in addition to any other amounts payable, (i) one lump-sum payment within 30 days after the date of such termination in an amount equal to (A) the greater of (x) two (for Messrs. Blanchard and Taylor) or one (for Messrs. Bernard and Young) and (y) the number of full and partial calendar months remaining in the term as of the date of termination divided by 12, multiplied by (B) the sum of the base salary and the target bonus for the executive officer in the Company’s annual incentive plan for the current fiscal year; and (ii) for the remainder of the term, benefits at least equal to those that would have been provided in accordance with the Company’s plans, programs and arrangements.

The following table quantifies the potential payments to our named executive officers under the contracts, arrangements or plans discussed above, for various scenarios involving a change of control or termination of employment of each of our named executive officers, assuming a December 31, 2008 termination date, and where applicable, using the closing price of our common stock of $15.93 (as reported on the New York Stock Exchange as of December 31, 2008). In addition to the amounts reflected in the table, upon termination of employment, the named executive officers would also receive benefits under the Supplemental Executive Retirement Plan and the Nonqualified Deferred Compensation Plan, as described above, as well as benefits under our 401(k) plan.

			Restricted
		Options	Stock	Performance
	Lump Sum	(Unvested	(Unvested	Share
	Severance	and	and	Units	Health	Tax
Name	Payment	Accelerated)	Accelerated)	(Accelerated)	Benefits	Gross-Up	Total

Terence E. Hall
• Retirement	n/a	(3)	(3)	(4)	n/a	n/a	—
• Death/Disability	$760,000	$417,256	$1,651,877	(4)	n/a	n/a	$2,829,133
• Termination-Good Reason/No Cause(1)	$7,230,000	(3)	(3)	(4)	n/a	n/a	$7,230,000
• Termination (Good Reason) after Change of Control(2)	$7,230,000	$417,256	$1,651,877	$9,142,500	$21,314	5,880,898	$24,343,845
Kenneth L. Blanchard
• Retirement	n/a	(3)	(3)	(4)	n/a	n/a	—
• Death/Disability	n/a	$170,379	$691,776	(4)	n/a	n/a	$862,155
• Termination-No Cause	$1,850,625	(3)	(3)	(4)	$23,978	n/a	$1,874,603
• Termination after Change of Control(2)	$2,602,188	$170,379	$691,776	$3,935,000	$26,643	$2,415,287	$9,841,273
Robert S. Taylor
• Retirement	n/a	(3)	(3)	(4)	n/a	n/a	—
• Death/Disability	n/a	$126,441	$504,567	(4)	n/a	n/a	$631,008
• Termination-No Cause	$1,355,063	(3)	(3)	(4)	$23,978	n/a	$1,379,041
• Termination after Change of Control(2)	$1,932,161	$126,441	$504,567	$2,812,500	$26,643	—	$5,402,312
A. Patrick Bernard
• Retirement	n/a	(3)	(3)	(4)	n/a	n/a	—
• Death/Disability	n/a	$103,840	$400,385	(4)	n/a	n/a	$504,225
• Termination-No Cause	$700,000	(3)	(3)	(4)	$13,321	n/a	$713,321
• Termination after Change of Control(2)	$1,326,458	$103,840	$400,385	$2,171,250	$21,314	$1,636,764	$5,660,011
Danny R. Young
• Retirement	n/a	(3)	(3)	(4)	n/a	n/a	—
• Death/Disability	n/a	$69,701	$283,395	(4)	n/a	n/a	$353,096
• Termination-No Cause	$581,250	(3)	(3)	(4)	$13,321	n/a	$594,571
• Termination after Change of Control(2)	$1,104,708	$69,701	$283,395	$1,582,250	$21,314	$1,196,173	$4,257,541

(1)	The Company’s termination of Mr. Hall’s employment agreement without cause would be a breach of the agreement, and the amount reflected in the above table does not include potential damages that could be owed to Mr. Hall arising out of the Company’s breach of his agreement.

(2)	Certain of the benefits described in the table would be achieved in the event of a change of control alone, and would not require a termination of the executive’s employment. In particular, pursuant to the terms of our stock incentive plans and the individual award agreements, upon a change of control as defined in the plans, (i) all outstanding stock options would immediately vest, (ii) all restrictions on outstanding restricted shares would lapse, and (iii) all outstanding performance share units would be paid out as if the maximum level of performance had been achieved.

(3)	Pursuant to the terms of the Restricted Stock Agreements and the Stock Option Agreements, as amended in December 2008, upon termination of the executive’s employment as a result of retirement or termination by the Company, the Compensation Committee, in its discretion, may elect to accelerate the vesting of the outstanding restricted stock and stock options.

(4)	Pursuant to the terms of the Performance Share Unit Award Agreements, if an executive’s employment terminates prior to the end of the applicable performance period as a result of retirement, death, disability, or termination for any reason other than the voluntary termination by the executive or termination by the Company for cause, then the executive shall forfeit as of the date of termination a number of units determined by multiplying the number of units by a fraction, the numerator of which is the number of full months following the date of termination, death, disability or retirement to the end of the performance period and the denominator of which is 36. The remaining units shall be valued and paid out to the executive in accordance with their original payment schedule based on the Company’s achievement of the applicable performance criteria. Upon a voluntary termination by the executive or a termination by the Company for cause, all outstanding units are forfeited. See the discussion of the PSUs in “Executive Compensation — Compensation Discussion and Analysis” above.

CERTAIN TRANSACTIONS

Our practice has been that any transaction which would require disclosure under Item 404(a) of Regulation S-K of the rules and regulations of the United States Securities and Exchange Commission, with respect to a director or executive officer, must be reviewed and approved, or ratified, by our Audit Committee pursuant to the Audit Committee Charter. The Audit Committee reviews and investigates any matters pertaining to the integrity of management and directors, including conflicts of interest, or adherence to standards of business conduct required by our policies. We are currently not a party to any such related party transactions.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Messrs. Sullivan as Chairman, Bouillion and Howard. Each of these individuals meets the independence requirements of the New York Stock Exchange, as well as any other applicable legal and regulatory requirements. The duties and responsibilities of the Audit Committee are set forth in its written charter adopted by the Board. The committee reassesses its charter as conditions dictate, but in no event less than once a year, and updates it to comply with the rules of the New York Stock Exchange and any other applicable legal and regulatory requirements.

The Audit Committee reviewed and discussed our financial statements with management, which is primarily responsible for preparing the statements, and our independent registered public accounting firm, KPMG LLP, who is responsible for expressing an opinion on the conformity of the financial statements with generally accepted accounting principles. The committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, and has reviewed KPMG’s independence. As part of the committee’s review of KPMG’s independence, it received and discussed the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee has also considered whether KPMG’s provision of non-audit services to us, which are described below, was compatible with its independence. The committee has concluded that it is.

Based on its reviews and discussions with management and KPMG, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Justin L. Sullivan
Harold J. Bouillion
Ernest E. Howard, III

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for 2008 and 2007, and fees billed for other services rendered by KPMG LLP:

	Fiscal Year Ended December 31,
	2008	2007(4)

Audit Fees(1)	$1,708,082	$1,611,799
Audit-Related Fees(2)	—	105,000
Tax Fees(3)	345,975	244,422
All Other Fees	—	—

(1)	Reflects fees for services rendered for the audits of our annual financial statements for the fiscal year indicated and reviews of the financial statements contained in our quarterly reports on Form 10-Q for that fiscal year.

(2)	Reflects fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	Reflects fees for professional services rendered for tax compliance, tax advice, and tax planning.

(4)	Certain fees previously disclosed as audit related fees for 2007 were reclassified as audit fees to conform to 2008 classifications.

Pre-Approval Process

The services performed by the independent auditor in 2008 were pre-approved by the Audit Committee. The Audit Committee has established a policy to pre-approve all audit and non-audit services provided by our independent auditor. The Audit Committee has delegated pre-approval authority for certain routine audit, audit related and tax services specifically listed in the pre-approval policy to its chairman for any individual service estimated to involve a fee of less than $75,000. The chairman must report all pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate to management its responsibility to pre-approve services to be performed by the Company’s independent auditor. All audit, audit-related and tax services with our independent auditor not specifically listed in the pre-approval policy must be separately pre-approved by the Audit Committee.

Requests to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by the Chief Financial Officer and must include joint statements from the independent auditor and Chief Financial Officer as to whether, in their view, the request is consistent with the Securities and Exchange Commission’s rules on auditor independence.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, which selection is submitted to our stockholders for ratification. If our stockholders do not ratify the selection of KPMG LLP by the affirmative vote of holders of a majority of the voting power present or represented by proxy at the annual meeting, the selection will be reconsidered by the Audit Committee.

Representatives of KPMG LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Audit Committee and the Board of directors recommends that you vote to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

PROPOSAL TO APPROVE THE SUPERIOR ENERGY SERVICES, INC.
2009 STOCK INCENTIVE PLAN

General

The Board believes that our growth depends upon the efforts of our officers, employees, consultants and advisors and that the proposed 2009 Stock Incentive Plan (the “Stock Plan”) will provide an effective means of attracting and retaining qualified key personnel while encouraging long-term focus on maximizing stockholder value. The Stock Plan has been adopted by the Board, subject to approval by our stockholders at the annual meeting. The principal features of the Stock Plan are summarized below. This summary is qualified in its entirety, however, by reference to the Stock Plan, which is attached to this proxy statement as Appendix A.

Purpose of the Proposal

The Board believes that providing officers, employees, consultants and advisors with a proprietary interest in the growth and performance of our Company is crucial to stimulating individual performance while at the same time enhancing stockholder value. The purpose of the Stock Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing stock-based economic incentives designed to attract, retain, reward and motivate key employees, officers, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and our stockholders. Currently, there are approximately 1,245,571 shares of our common stock available for grant to our key officers, employees and consultants under our stock incentive plans. So that we may continue to motivate and reward our key personnel with stock-based awards at appropriate levels, the board believes it is important that we establish a new equity-based plan at this time. If the Stock Plan is approved at the annual meeting, no future grants will be made through our 1995 Stock Incentive Plan, 1999 Stock Incentive Plan or 2002 Stock Incentive Plan, which plans account for 97,234 of the shares currently available to grant to key officers, employees and consultants.

Terms of the Plan

Administration of the Stock Plan.  The Compensation Committee of the Board (or a subcommittee) will generally administer the Stock Plan, and has the authority to make awards under the Stock Plan, including setting the terms of the awards. Our Compensation Committee will also generally have the authority to interpret the Stock Plan, to establish any rules or regulations relating to the Stock Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Stock Plan. Subject to the limitations specified in the Stock Plan, our Compensation

Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.

Eligibility.  Officers and key employees of our Company and our consultants and advisors will be eligible to receive awards (“Incentives”) under the Stock Plan when designated as Stock Plan participants. We currently have 11 executive officers eligible to receive Incentives under the Stock Plan. Approximately 74 key employees currently participate in our stock incentive plans. Incentives under the Stock Plan may be granted in any one or a combination of the following forms:

•	incentive stock options under Section 422 of the Internal Revenue Code (the “Code”);

•	non-qualified stock options;

•	restricted stock;

•	restricted stock units;

•	stock appreciation rights; and

•	other stock-based awards.

Shares Issuable Through the Stock Plan.  A total of 1,550,000 shares of our common stock are authorized to be issued under the Stock Plan, representing approximately 2% of our outstanding common stock. The closing sale price per share of our common stock, as quoted on NYSE on March 31, 2009, was $12.89.

Limitations and Adjustments to Shares Issuable Through the Stock Plan.  The number of shares with respect to which awards of restricted stock, restricted stock units and other stock-based awards may be issued may not exceed 800,000, only 200,000 of which may be made without compliance with certain minimum vesting requirements. These minimum vesting requirements, as well as certain exceptions to the minimum vesting periods, are discussed below under “Restricted Stock.” The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code shall be 1,550,000. In addition, Incentives relating to no more than 1,000,000 shares of our common stock may be granted to a single participant in any fiscal year and the maximum value of an other stock-based award that is valued in dollars and that is scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

For purposes of determining the maximum number of shares of common stock available for delivery under the Stock Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Stock Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Stock Plan limits, rather than the net number of shares delivered upon exercise of the stock appreciation rights.

Proportionate adjustments will be made to all of the share limitations provided in the Stock Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of common stock, and the terms of any Incentive will be adjusted to the extent appropriate to provide participants with the same relative rights before and after the occurrence of any such event.

Amendments to the Stock Plan.  The Board may amend or discontinue the Stock Plan at any time. However, our stockholders must approve any amendment that would:

•	materially increase the benefits accruing to participants under the Stock Plan;

•	materially increase the number of shares of common stock that may be issued under the Stock Plan;

•	materially expand the classes of persons eligible to participate in the Stock Plan;

•	expand the types of awards available for grant under the Stock Plan;

•	materially extend the term of the Stock Plan;

•	reduce the price at which common stock may be offered through the Stock Plan; or

•	permit the repricing of an option or stock appreciation right.

No amendment or discontinuance of the Stock Plan may materially impair any previously granted Incentive without the consent of the recipient.

Term of the Stock Plan.  No Incentives may be granted under the Stock Plan more than ten years after the date the Stock Plan is approved by our stockholders.

Types of Incentives.  Each of the types of Incentives that may be granted under the Stock Plan is described below:

•	Stock Options. The Compensation Committee may grant non-qualified stock options or incentive stock options to purchase shares of our common stock. The committee will determine the number and exercise price of the options, and the time or times that the options become exercisable, provided that the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the committee, but may not exceed ten years. The committee may accelerate the exercisability of any stock option at any time. As noted above, the committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of common stock, unless approved by our Company’s stockholders. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.

•	Restricted Stock. Shares of common stock may be granted by the Compensation Committee and made subject to restrictions on sale, pledge or other transfer by the recipient for a certain restricted period. Except for shares of restricted stock that vest based on the attainment of performance goals, the restricted period must be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants or advisors must be at least one year, with incremental vesting of portions of the award allowed. However, in addition to the previously described exceptions, restricted stock, restricted stock units or other stock-based awards, with respect to an aggregate of 200,000 shares of common stock may be granted without compliance with these minimum vesting periods. All shares of restricted stock will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions that may obligate the participant to forfeit the shares to us in the event of a termination of employment, certain competitive behavior or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to such shares, including the right to receive dividends.

•	Restricted Stock Units. A restricted stock unit represents the right to receive from the Company on the scheduled vesting date or other specified payment date one share of common stock. Restricted stock units are subject to the same minimum vesting requirements and exceptions described above for restricted stock. All restricted stock units will be subject to such restrictions as the committee may provide in an agreement with the participant, including provisions which may obligate the participant to forfeit the units in the event of termination of employment or if specified performance goals or targets are not met. Subject to the restrictions provided in the agreement and the Stock Plan, a participant receiving restricted stock units shall have no rights of a stockholder as to such units until such time as shares of common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights.

•	Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to us, a number of shares of common stock or an amount of cash determined by dividing the product of the number of shares as to which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise of the right. The committee will determine the base price used to measure share appreciation, whether the right may be paid in cash and the number and term of stock appreciation rights, provided that the term of a stock appreciation right may not exceed ten years. The committee may accelerate the exercisability of any stock appreciation right at any time. The Stock Plan restricts decreases in the base price and certain exchanges of stock appreciation rights on terms similar to the restrictions described above for options.

•	Other Stock-Based Awards. The Stock Plan also permits the committee to grant participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions described above for restricted stock and restricted stock units.

Performance-Based Compensation Under Section 162(m).  Stock options and stock appreciation rights granted in accordance with the terms of the Stock Plan will qualify as performance-based compensation under Section 162(m) of the Code. Performance-based compensation does not count toward the $1 million limit on our Company’s federal income tax deduction for compensation paid to its most highly compensated executive officers. Grants of restricted stock, restricted stock units or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be made subject to the achievement of pre-established performance goals. The pre-established performance goals will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions or subsidiaries: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the Compensation Committee, relative to internal goals or industry benchmarks, or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Stock Plan.

Our Compensation Committee has authority to use different targets from time to time with respect to the performance goals provided in the Stock Plan. The regulations under Section 162(m) require that the material terms of the performance goals be reapproved by our stockholders every five years. To qualify as performance-based compensation, grants of restricted stock, restricted stock units and other stock-based awards will be required to satisfy the other applicable requirements of Section 162(m).

Termination of Employment.  If a participant ceases to be an employee of the Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, the participant’s outstanding Incentives may be exercised or shall expire at such time or times as may be determined by the committee and described in the employee’s Incentive agreement.

Change of Control.  In the event of a change of control of the Company, as defined in the Stock Plan or in an Incentive agreement, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and all performance criteria and other conditions relating to the payment of Incentives will be deemed to be achieved.

In addition, upon a change of control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within certain time periods and under certain conditions, our Compensation Committee may:

•	require that all outstanding Incentives be exercised by a certain date;

•	require the surrender to the Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Stock Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our Compensation Committee deems necessary to reflect our corporate changes; or

•	provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives.  The Incentives awarded under the Stock Plan may not be transferred except:

•	by will;

•	by the laws of descent and distribution;

•	pursuant to a domestic relations order; or

•	in the case of stock options only, if permitted by the committee and if so provided in the Incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members or beneficiaries are the participant or immediate family members.

Payment of Withholding Taxes.  We may withhold from any payments or stock issuances under the Stock Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have the Company withhold, from the shares the participant would otherwise receive, shares, in each case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act is subject to the committee’s right of disapproval.

Purchase of Incentives.  The committee may approve the purchase by the Company of an unexercised or unvested Incentive from the holder by mutual agreement.

Awards To Be Granted

If our stockholders approve the Stock Plan at the annual meeting, grants of awards to employees, officers, consultants and advisors will be made in the future by the committee as it deems necessary or appropriate.

Federal Income Tax Consequences

The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Stock Plan are summarized below. Participants who are granted Incentives under the Stock Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.

Stock Options.  A participant who is granted a stock option normally will not realize any income, nor will our Company normally receive any deduction for federal income tax purposes, in the year the option is granted. When a non-qualified stock option granted through the Stock Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference, which may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. The remaining gain, if any, will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.

If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange, and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition and the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.

Restricted Stock.  Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction, at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.

Restricted Stock Units.  A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.

Stock Appreciation Rights.  Generally, a participant who is granted a stock appreciation right under the Stock Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.

In general, there are no federal income tax deductions allowed to our Company upon the grant of stock appreciation rights. Upon the exercise of the stock appreciation right, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).

Other Stock-Based Awards.  Generally, a participant who is granted an other stock-based award under the Stock Plan will recognize ordinary income at the time the cash or shares of common stock associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).

Section 409A.  If any Incentive constitutes non-qualified deferred compensation under Section 409A of the Code, it will be necessary that the Incentive be structured to comply with Section 409A of the Code to avoid the imposition of additional tax, penalties and interest on the participant.

Tax Consequences of a Change of Control.  If, upon a change of control of the Company, the exercisability, vesting or payout of an Incentive is accelerated, any excess on the date of the change of control of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares, if any, may be characterized as “parachute payments” (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the “base amount” for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An “excess parachute payment,” with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person’s base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.

The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Stock Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.

Equity Compensation Plan Information as of December 31, 2008

The following table presents information as of December 31, 2008, regarding compensation plans under which our common stock may be issued to employees and non-employees as compensation.

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,327,578 (1)	$15.37 (2)	1,542,301 (3)
Equity compensation plans not approved by security holders	—	—	—

Total	3,327,578 (1)		1,542,301 (3)

(1)	The number of securities to be issued upon the exercise of outstanding options, warrants and rights includes shares issuable upon the payout of 59,668 vested restricted stock units. These awards are not reflected in column (b) as they do not have an exercise price.

(2)	The weighted-average remaining term of the outstanding stock options as of December 31, 2008 is 6.3 years.

(3)	As of December 31, 2008, there were 1,219,294 shares remaining available for future issuance under the 2005 Stock Incentive Plan, (a) all of which could be issued under the terms of the plan upon the exercise of stock options or stock appreciation rights, and (b) only 749,576 of which could be issued under the terms of the plan in the form of restricted stock or “other stock-based awards,” which awards are valued in whole or in part on the value of the shares of common stock. There were 21,000 shares remaining available for future issuance under the 2002 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of stock options, or (b) in the form of restricted stock or “other stock-based awards.” In addition, there were 74,734 shares remaining available for future issuance under the 1999 Stock Incentive Plan, all of which could be issued (a) upon the exercise of stock options, or (b) in the form of restricted stock or “other stock-based awards.” There were 1,500 shares remaining available for future issuance under the 1995 Stock Incentive Plan, all of which could be issued under the terms of the plan (a) upon the exercise of stock options, or (b) in the form of restricted stock or stock awards. Finally, there were 225,773 shares remaining available for future issuance under the 2004 Directors Restricted Stock Units Plan, which shares are issuable under the terms of the plan (a) only to eligible directors, and (b) upon the payout of restricted stock units, as specifically set forth in the plan.

Equity Compensation Plan Information as of March 31, 2009

On March 31, 2009, we issued 70,957 shares of our common stock from the 2005 Stock Incentive Plan as partial payment of outstanding performance units that vested December 31, 2008. As a result of this issuance, there are only 1,471,344 shares of common stock remaining that are available for issuance under our current incentive plans. Of these shares, only 1,245,571 are available for grant to our officers, employees and consultants. However, with the approval of the new share plan, 97,234 shares from the 1995, 1999 and 2002 plans will no longer be available for issuance, leaving 1,148,337 shares for future grants (of which only 678,619 can be granted as restricted stock shares). In addition, since December 31, 2008, our outstanding equity awards have changed due to the vesting of restricted stock and grants made to employees. In particular, as of March 31, 2009, we had 658,769 non-vested shares of restricted stock outstanding, with average grant date fair value of $18.58, and 3,280,007 stock options outstanding, with a weighted-average exercise price of $15.36 and a weighted-average expected term of 6.06 years. Lastly, share balances from the 2004 Director Restricted Stock Units Plan remain unchanged with 59,668 shares issuable upon payout of restricted stock units and 225,733 available for future grant.

Vote Required

Approval of the Stock Plan requires the affirmative vote of the holders of at least a majority of the voting power present or represented by proxy and entitled to vote on the proposal.

The Board unanimously recommends that the stockholders vote FOR the proposal to approve the Stock Plan.

2010 STOCKHOLDER NOMINATIONS AND PROPOSALS

If you want us to consider including a proposal in next year’s proxy statement, you must deliver it in writing to our Secretary, Superior Energy Services, Inc., 601 Poydras Street, Suite 2400, New Orleans, LA 70130 by December 16, 2009.

Our By-laws require that stockholders who wish to make a nomination for the election of a director or to bring any other matter before a meeting of the stockholders must give written notice of their intent to our Secretary not more than 120 days and not less than 90 days in advance of the first anniversary of the preceding year’s annual meeting of stockholders. For our 2010 annual meeting, a stockholder’s notice must be received by our Secretary between and including January 22, 2010 and February 21, 2010. We urge our stockholders to send their proposals by certified mail, return receipt requested.

By Order of the Board of Directors,

GREG ROSENSTEIN
Secretary
New Orleans, Louisiana
April 15, 2009

Appendix A

SUPERIOR ENERGY SERVICES, INC.
2009 STOCK INCENTIVE PLAN

1. Purpose.  The purpose of the 2009 Stock Incentive Plan (the “Plan”) of Superior Energy Services, Inc. (“Superior”) is to increase stockholder value and to advance the interests of Superior and its subsidiaries (collectively, the “Company”) by furnishing stock-based economic incentives (the “Incentives”) designed to attract, retain, reward and motivate key employees, officers, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Superior’s stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.001 par value per share, of Superior (the “Common Stock”) or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term “subsidiary” means any corporation, limited liability company or other entity, of which Superior owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2. Administration.

2.1 Composition.  The Plan shall generally be administered by the Compensation Committee of the Board of Directors of Superior (the “Board”) or by a subcommittee thereof (the “Committee”). The Committee shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a “non-employee director” under Rule 16b-3 under the Securities Exchange Act of 1934 (the “1934 Act”) or any successor rule, (b) qualify as an “outside director” under Section 162(m) of the Code (“Section 162(m)”), and (c) qualify as an “independent director” under the rules of the New York Stock Exchange.

2.2 Authority.  The Committee shall have plenary authority to award Incentives under the Plan, to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, to enter into agreements with or provide notices to participants as to the terms of the Incentives (the “Incentive Agreements”) and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Its decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3 hereof.

3. Eligible Participants.  Key employees and officers of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories, as the Committee deems appropriate. With respect to participants not subject to Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the later of the date of grant or the date the participant’s employment with or service to the Company commences.

4. Types of Incentives.  Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options; (b) non-qualified stock options; (c) restricted stock, (d) restricted stock units; (e) stock appreciation rights (“SARs”) and (f) Other Stock-Based Awards (as defined in Section 10).

5. Shares Subject to the Plan.

5.1 Number of Shares.  Subject to adjustment as provided in Section 12.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 1,550,000 shares.

5.2 Share Counting.  To the extent any shares of Common Stock covered by a stock option or SAR are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of Shares delivered upon exercise of the SAR.

5.3 Limitations on Awards.  Subject to adjustments as provided in Section 12.5, the following additional limitations are imposed under the Plan:

A. The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 1,550,000 shares.

B. The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one calendar-year period shall be 1,000,000.

C. The maximum number of shares of Common Stock that may be issued as restricted stock, restricted stock units and Other Stock-Based Awards (as defined in Section 10) shall be 800,000 shares. Such Incentives shall be subject to the minimum vesting periods provided herein, with respect to restricted stock, restricted stock units and Other Stock-Based Awards, except that restricted stock, restricted stock units and Other Stock-Based Awards with respect to an aggregate of 200,000 shares of Common Stock may be granted without compliance with the minimum vesting periods provided in Sections 7.2, 8.2 and 10.2.

D. The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $10,000,000.

5.4 Type of Common Stock.  Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6. Stock Options.  A stock option is a right to purchase shares of Common Stock from Superior. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1 Price.  The exercise price per share shall be determined by the Committee, subject to adjustment under Section 12.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 12.11) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines.

6.2 Number.  The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 12.5.

6.3 Duration and Time for Exercise.  The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options under Section 12.10.

6.4 Repurchase.  Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in Section 12.11) of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (ii) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5 Manner of Exercise.  A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option, or (f) in such other manner as may be authorized from time to time by the Committee.

6.6 Repricing.  Except for adjustments pursuant to Section 12.5 or actions permitted to be taken by the Committee under Section 12.10C. in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise or base price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise or base price, shares of restricted stock, restricted stock units, an Other Stock-Based Award, a cash payment or Common Stock.

6.7 Incentive Stock Options.  Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

A. Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

B. All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

C. No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

D. The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Plan or any other plan of Superior or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7. Restricted Stock.

7.1 Grant of Restricted Stock.  The Committee may award shares of restricted stock to such eligible participants as the Committee determines pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2 The Restricted Period.  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the “Restricted Period”). Except for shares of restricted stock that vest based on the attainment of performance goals, or except as provided in Section 5.3C., the Restricted Period shall be a minimum of three years, with incremental vesting of portions of the award over the three-year period permitted. If the vesting of the shares of restricted stock is based upon the attainment of performance goals, a minimum Restricted Period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted. Each award of restricted stock may have a different Restricted Period. The expiration of the Restricted Period shall also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and in the event of a Change of Control of the Company as described in Section 12.10.

7.3 Escrow.  The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Superior Energy Services, Inc. 2009 Stock Incentive Plan (the “Plan”), and an agreement entered into between the registered owner and Superior Energy Services, Inc. thereunder. Copies of the Plan and the agreement are on file at the principal office of the Company.

Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company’s transfer agent and no physical certificates shall be issued.

7.4 Dividends on Restricted Stock.  Any and all cash and stock dividends paid with respect to the shares of restricted stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Incentive Agreement.

7.5 Forfeiture.  In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 12.5 due to a recapitalization or other change in capitalization.

7.6 Expiration of Restricted Period.  Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant’s estate, as the case may be.

7.7 Rights as a Stockholder.  Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8. Restricted Stock Units.

8.1 Grant of Restricted Stock Units.  A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of restricted stock units may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of restricted stock units is intended to qualify as performance based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2 Vesting Period.  At the time an award of restricted stock units is made, the Committee shall establish a period of time during which the restricted stock units shall vest (the “Vesting Period”). Each award of restricted stock units may have a different Vesting Period. Except as provided in Section 5.3C., a Vesting Period of at least three years is required, except that if vesting of the RSUs are subject to the attainment of specified performance goals, the Vesting Period may be one year or more. Incremental periodic vesting of portions of the award during the Vesting Period is permitted. The acceleration of the expiration of the Vesting Period shall occur as provided under Section 12.10 upon a Change of Control of the Company and may also occur as provided under Section 12.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement.

8.3 Dividend Equivalent Accounts.  Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case, unless determined by the Committee to be paid currently, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. The participant shall have no rights to the amounts or other property credited to such account until the applicable RSU vests.

8.4 Rights as a Stockholder.  Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving restricted stock units shall have no rights as a stockholder with respect to such restricted stock units until such time as shares of Common Stock are issued to the participant.

9. Stock Appreciation Rights.

9.1 Grant of Stock Appreciation Rights.  A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions provided herein:

9.2 Number.  Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 12.5.

9.3 Duration and Time for Exercise.  The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee. Notwithstanding the foregoing, the Committee may in its discretion accelerate the exercisability of any SAR at any time in its discretion.

9.4 Exercise.  A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the “Exercise Date.” The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5 Payment.  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:

A. the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of a share of Common Stock subject to the SAR on the Exercise Date exceeds the “Base Price,” which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 12.5); by

B. the Fair Market Value of a share of Common Stock on the Exercise Date.

No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

10. Other Stock-Based Awards.

10.1 Grant of Other Stock-Based Awards.  Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants “Other Stock-Based Awards,” which shall consist of awards (other than options, restricted stock, restricted stock units or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as “performance-based compensation” under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2 Limitations.  Except as permitted in Section 5.3C., other Stock-Based Awards granted under this Section 10 shall be subject to a vesting period of at least three years, with incremental vesting of portions of the award over the three-year period permitted; provided, however, that if the vesting of the award is based upon the attainment of performance goals, a minimum vesting period of one year is allowed, with incremental vesting of portions of the award over the one-year period permitted.

11. Performance Goals for Section 162(m) Awards.  To the extent that shares of restricted stock, restricted stock units or Other Stock-Based Awards granted under the Plan are intended to qualify as “performance-based compensation” under Section 162(m), the vesting, grant or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted or be paid out shall be any or a combination of the following performance measures applied to the Company, Superior, a division or a subsidiary: earnings per share; earnings before interest, taxes, depreciation and amortization (EBITDA); operating income; return on assets; an economic value added measure; stockholder return; earnings; stock price; return on equity; return on total capital; return on invested capital; return on invested capital relative to cost of capital; safety performance; reduction of expenses or increase in cash flow. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee.

12. General.

12.1 Duration.  No Incentives may be granted under the Plan after May 22, 2019; provided, however, that subject to Section 12.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

12.2 Transferability.  No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family

Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. “Immediate Family Members” shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

12.3 Effect of Termination of Employment or Death.  In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

12.4 Additional Conditions.  Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

12.5 Adjustment.  In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the exercise price of any option, the Base Price of any SAR and the performance objectives of any Incentive, shall also be adjusted as and to the extent appropriate, in the reasonable discretion of the Committee, to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

12.6 Withholding.

A. The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to disapproval by the Committee, satisfy this obligation in whole or in part by electing (the “Election”) to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined (“Tax Date”).

B. Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

12.7 No Continued Employment.  No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

12.8 Deferral Permitted.  Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangement shall comply with Section 409A of the Code.

12.9 Amendments to or Termination of the Plan.  The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

A. materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan;

B. amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders; or

C. materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12.10.

12.10 Change of Control.

A. Unless a different definition is provided in the Incentive Agreement, a Change of Control shall mean:

(i) the acquisition by any person of beneficial ownership of 50% or more of the outstanding shares of the Common Stock or 50% or more of the combined voting power of Superior’s then outstanding securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control:

(a) any acquisition (other than a Business Combination (as defined below) which constitutes a Change of Control under Section 12.10A.(iii) hereof) of Common Stock directly from the Company,

(b) any acquisition of Common Stock by the Company,

(c) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

(d) any acquisition of Common Stock by any corporation or other entity pursuant to a Business Combination that does not constitute a Change of Control under Section 12.10A.(iii) hereof; or

(ii) individuals who, as of January 1, 2005, constituted the Board of Directors of Superior (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Superior’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual’s initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) consummation of a reorganization, share exchange, merger or consolidation (including any such transaction involving any direct or indirect subsidiary of Superior) or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”); provided, however, that in no such case shall any such transaction constitute a Change of Control if immediately following such Business Combination:

(a) the individuals and entities who were the beneficial owners of Superior’s outstanding Common Stock and Superior’s voting securities entitled to vote generally in the election of directors immediately prior to such Business Combination have direct or indirect beneficial ownership, respectively, of more than 50% of the then outstanding shares of common stock, and more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the surviving or successor corporation, or, if applicable, the ultimate parent company thereof (the “Post-Transaction Corporation”), and

(b) except to the extent that such ownership existed prior to the Business Combination, no person (excluding the Post-Transaction Corporation and any employee benefit plan or related trust of either Superior, the Post-Transaction Corporation or any subsidiary of either corporation) beneficially owns, directly or indirectly, 25% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 25% or more of the combined voting power of the then outstanding voting securities of such corporation, and

(c) at least a majority of the members of the board of directors of the Post-Transaction Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the stockholders of Superior of a complete liquidation or dissolution of Superior.

For purposes of this Section 12.10, the term “person” shall mean a natural person or entity, and shall also mean the group or syndicate created when two or more persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that “person” shall not include an underwriter temporarily holding a security pursuant to an offering of the security.

B. Upon a Change of Control of the type described in clause A.(i) or A.(ii) of this Section 12.10 or immediately prior to any Change of Control of the type described in clause A.(iii) or A.(iv) of this Section 12.10, all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person. As used in the immediately preceding sentence, ‘immediately prior’ to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

C. No later than 30 days after a Change of Control of the type described in subsections A.(i) or A.(ii) of this Section 12.10 and no later than 30 days after the approval by the Board of a Change of Control of the type described in subsections A.(iii) or A.(iv) of this Section 12.10, the Committee, acting in its sole discretion without the consent or approval of any participant (and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), may act to effect one or more of the alternatives listed below, which may vary among individual participants and which may vary among Incentives held by any individual participant:

(i) require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options and Other Stock-Based Awards and all rights of participants thereunder shall terminate,

(ii) make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary),

(iii) provide for mandatory conversion of some or all of the outstanding options, SARs, restricted stock units, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such options and Other Stock-Based Awards shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, restricted stock unit or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, restricted stock units or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; provided, however, that no such mandatory conversion shall occur if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result of such cash payment or issuance of securities, or

(iv) provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

D. For the purposes of paragraph (iii) of Section 12.10C., the “Change of Control Value” shall equal the amount determined by whichever of the following items is applicable:

(i) the per share price to be paid to stockholders of Superior in any such merger, consolidation or other reorganization,

(ii) the price per share offered to stockholders of Superior in any tender offer or exchange offer whereby a Change of Control takes place,

(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or

(iv) in the event that the consideration offered to stockholders of Superior in any transaction described in this Section 12.10 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

12.11 Definition of Fair Market Value.  Whenever “Fair Market Value” of Common Stock shall be determined for purposes of this Plan, except so provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (i) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the applicable date, or if no sale of the Common Stock shall have been made on that day, on the next preceding day on which there was a sale of the Common Stock; (ii) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the applicable date, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (iii) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the applicable date as established by the Committee in good faith. In the context of a cashless exercise through a broker, the “Fair Market Value” shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

0 SUPERIOR ENERGY SERVICES, INC. 601 POYDRAS STREET, SUITE 2400 NEW ORLEANS, LA 70130 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2009 By signing this proxy, you revoke all prior proxies and appoint Greg A. Rosenstein, with full power of substitution, to represent you and to vote your shares on the matters shown on the reverse side at Superior’s annual meeting of stockholders to be held at 9:00 a.m. on Friday, May 22, 2009, at the InterContinental New Orleans, Cabildo Room, 444 St. Charles Ave., New Orleans, LA 70130 and any adjournments thereof. (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE) 14475

ANNUAL MEETING OF STOCKHOLDERS OF SUPERIOR ENERGY SERVICES, INC. May 22, 2009 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 22, 2009. This proxy statement and the 2008 annual report are available at http://materials.proxyvote.com/868157 Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20633000000000000000 3 052209 FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of directors 2. ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2009; NOMINEES: 3. approve the 2009 Stock Incentive Plan; and O Enoch L. Dawkins FOR ALL NOMINEES O Harold J. Bouillion 4. consider any other business that may properly come before the meeting. O James M. Funk WITHHOLD AUTHORITY FOR ALL NOMINEES O Terence E. Hall O Ernest E. “Wyn” Howard, III WHEN THIS PROXY IS PROPERLY EXECUTED, YOUR SHARES WILL BE FOR ALL EXCEPT O Justin L. Sullivan VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL (See instructions below) BE VOTED FOR THE NOMINEES LISTED ON THIS PROXY CARD AND FOR PROPOSAL 2 AND 3. THE INDIVIDUAL DESIGNATED ON THE REVERSE SIDE WILL VOTE IN HIS DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.